UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
SOLENO THERAPEUTICS, INC.
(Name of Registrant as Specified in Its Charter)
Not applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

SOLENO THERAPEUTICS, INC.

100 Marine Parkway, Suite 400

Redwood City, CA 94065

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 8:00 a.m. Pacific Time on Thursday, June 5, 2025

Dear Stockholder:

We cordially invite you to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Soleno Therapeutics, Inc. (“Soleno” or the “Company”). The meeting will be held on Thursday, June 5, 2025, at 8:00 a.m. Pacific Time. You will be able to listen to the meeting live, submit questions and vote online virtually by visiting: https://web.lumiconnect.com/292724912 (password: soleno2025).

The meeting is being held for the following purposes, as more fully described in the accompanying proxy statement:

1.	To elect two Class II directors, each to serve until the 2028 annual meeting of stockholders or until his successor is duly elected and qualified;

2.	To ratify the appointment of CBIZ CPAs P.C. (“CBIZ CPAs”) as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and

3.	To transact any other business as may properly come before the meeting or any postponement or adjournment thereof.

Our Board of Directors (the “Board” or “Board of Directors”) has fixed the close of business on April 15, 2025 as the record date for the Annual Meeting (the “Record Date”). Only stockholders of record as of the Record Date are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please cast your vote via the Internet, as promptly as possible, as instructed in the accompanying proxy statement. We encourage you to vote via the Internet. It is convenient, more environmentally friendly, and saves us significant postage and processing costs. This Notice of Annual Meeting of Stockholders and the accompanying proxy statement are being distributed to stockholders on or about April 22, 2025.

By order of the Board of Directors,

Anish Bhatnagar, M.D.
Chief Executive Officer and Chairman of the Board

Redwood City, California

April 22, 2025

Page
LETTER TO OUR STOCKHOLDERS	i
INFORMATION CONCERNING SOLICITATION AND VOTING	1
General	1
QUESTIONS AND ANSWERS REGARDING OUR ANNUAL MEETING	2
Why am I receiving these materials?	2
What proposals will be voted on at the Annual Meeting?	2
What are Soleno’s voting recommendations?	2
What happens if additional proposals are presented at the Annual Meeting?	2
Who can vote at the Annual Meeting?	2
What is the difference between holding shares as a stockholder of record and as a beneficial owner?	3
How many votes does Soleno need to hold the Annual Meeting?	3
What is the voting requirement to approve each of the proposals?	3
Who counts the votes?	4
What happens if I do not cast a vote?	4
How can I vote my shares at the virtual Annual Meeting?	4
How can I vote my shares in advance, without attending the Annual Meeting?	4
How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?	5
How can I change or revoke my vote?	5
Where can I find the voting results of the Annual Meeting?	5
Who are the proxies and what do they do?	6
How are proxies solicited for the Annual Meeting and who is paying for such solicitation?	6
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional set of the proxy materials?	6
What should I do if I receive more than one set of the proxy materials?	6
Is my vote confidential?	6
What is the deadline to propose actions for consideration at the 2026 Annual Meeting of stockholders or to nominate individuals to serve as directors at that Annual Meeting?	7
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	9
Nominee Directors	9
Continuing Directors	10
Director Independence	11
Board of Directors	12
Board Leadership Structure	12
Board Committees	12
Audit Committee	12
Compensation Committee	13
Nominating and Corporate Governance Committee	13
Considerations in Evaluating Director Nominees	14
Stockholder Recommendations for Nominations to the Board of Directors	14
Communications with the Board of Directors	15
Role in Risk Oversight	15
Code of Business Conduct and Ethics	16
Policy Prohibiting Hedging or Pledging of Securities	17
Compensation Committee Interlocks and Insider Participation	17
Non-Employee Director Compensation	17

LETTER TO OUR STOCKHOLDERS

Dear Stockholders:

I wanted to take this opportunity to update you on our continued progress following the March 26th announcement that the U.S. Food and Drug Administration (FDA) approved VYKAT™ XR, previously known as diazoxide choline extended-release tablets, or DCCR, for the treatment of hyperphagia in people aged four and older with Prader-Willi syndrome (PWS).

This truly transformative achievement is the result of the tireless efforts of the entire Soleno team, without whom none of this would have been possible. I would also like to recognize the significant contributions of the entire PWS community, including study participants and their families, the study investigators and study site team members, as well as the two major PWS advocacy organizations – the Foundation for Prader-Willi Research (FPWR) and the Prader-Willi Association USA (PWSA USA).

As a reminder, our approval is based on a comprehensive data package that includes statistically significant data from a Phase 3 study showing that patients on VYKAT XR had significantly less hyperphagia than those on placebo in a randomized-withdrawal study. Hyperphagia is a hallmark symptom of PWS and is characterized by an intense and persistent sensation of hunger. Patients with PWS have a reduced life expectancy and hyperphagia is a leading cause of mortality in this patient population.

Prior to this approval, there were no FDA-approved therapies to treat this indication. PWS was first recognized in 1956, and for the next several decades, the only thing families and caregivers have been able to do to for managing hyperphagia was to restrict access to food. This was often accomplished by locking refrigerators, pantries and even trash cans. This extreme food seeking behavior is just one of the many challenges – both physical and behavioral—that are commonly exhibited by these patients.

The challenge with PWS extends well beyond the patients themselves and severely impacts the lives of their families and caregivers as well. In fact, one study found that PWS caregiver burden is higher than the burden seen in caregivers for Alzheimer’s patients1. The approval of VYKAT XR gives new hope to the PWS community and also transitions Soleno into a commercial stage company addressing a multi-billion-dollar market opportunity in just the U.S. alone. To that end, following FDA approval, we quickly moved to launch VYKAT XR, announcing on April 14, 2025 that the first prescriptions had been delivered to patients living with PWS.

The market opportunity for VYKAT XR, as the first-to-market treatment for hyperphagia in patients with PWS, is significant. PWS is estimated to occur in approximately one in 15,000 births, resulting in a global prevalence of between approximately 300,000 and 400,000 people. These patients require supervised medical care for life. Many are institutionalized and many more are under the care of specialized medical providers, so this is a patient population that is relatively easy to identify. Based on verified claims data, there are approximately 12,000 diagnosed PWS patients in the U.S. today, and if we omit those under the age of four or those who have exclusionary comorbidities, we believe our U.S. total addressable market is approximately 10,000 patients. Moreover, we believe there is an additional underserved and active PWS community in the EU and UK. To this end, we remain on track to submit a Marketing Authorization Application to EU regulators during the second quarter of 2025.

In anticipation of FDA approval of VYKAT XR, we assembled what I consider to be a world class commercial team with substantial rare disease experience, led by our Chief Commercial Officer, Meredith Manning. We quickly instituted three pillars for commercial launch success: first, establish VYKAT XR as the standard of care; second, deliver operational excellence to ensure that people with PWS-related hyperphagia can easily start and stay on therapy; and, finally, communicate our compelling value proposition to payers to ensure we obtain comprehensive coverage.

[1]	Kayadjanian N et al., PLoS One 2018 Mar 26; 12(3): e0194655;

i

We previously identified approximately 300 high-volume physicians who either directly treat or indirectly influence the care of around 40% of PWS patients. To raise awareness of VYKAT XR, we launched a comprehensive disease education campaign to establish it as a new standard of care for the treatment of hyperphagia in PWS patients. Largely as a result of these efforts, our proprietary market research found that as many as 80% of pediatric endocrinologists expressed a willingness to prescribe VYKAT XR, even before the drug was approved.

We have also engaged with commercial and government payers regarding the value proposition of VYKAT XR, emphasizing the complexity of PWS and the need for an approved therapeutic option. These productive discussions are ongoing, and I am very pleased with the initial receptivity, as most payers acknowledge the consequences of not controlling hyperphagia, as these individuals average approximately four to six healthcare visits per year.

Importantly, our commercial efforts are supported by a strong balance sheet, with $318.6 million of cash, cash equivalents and marketable securities as of December 31, 2024, providing us with ample resources to fund our operating plan well into the launch of VYKAT XR.

In closing, I am extremely pleased with our significant achievements to date, and very excited about what the future holds for our company as we introduce the first ever FDA approved treatment for hyperphagia in patients with PWS. I would like to thank you – our stockholders – for your continued support. It is gratifying to be able to help patients in need while also creating enduring value for our company, and I am eager to share future updates on our continued progress.

Anish Bhatnagar, M.D.

Chief Executive Officer and Chairman of the Board

ii

SOLENO THERAPEUTICS, INC.

PROXY STATEMENT

FOR 2025 ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 8:00 a.m. Pacific Time on Thursday, June 5, 2025

INFORMATION CONCERNING SOLICITATION AND VOTING

General

Our Board of Directors is soliciting proxies for the 2025 Annual Meeting of Stockholders of Soleno Therapeutics, Inc. (“Soleno” or the “Company”), and any postponements, adjournments or continuations thereof (the “Annual Meeting”). The Annual Meeting will be held virtually on Thursday, June 5, at 8:00 a.m. Pacific Time. You will be able to listen to the meeting live, submit questions and vote online by visiting: https://web.lumiconnect.com/292724912 (password: soleno2025).

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

QUESTIONS AND ANSWERS REGARDING OUR ANNUAL MEETING

Although we encourage you to read this proxy statement in its entirety, we include this question and answer section to provide some background information and brief answers to several questions you may have about the Annual Meeting or this proxy statement.

Q: Why am I receiving these materials?

A: Our Board of Directors is providing these proxy materials to you in connection with our Board of Directors’ solicitation of proxies for use at our virtual Annual Meeting, which will take place on June 5, 2025. Stockholders are invited to attend the virtual Annual Meeting and are requested to vote on the proposals described in this proxy statement.

All stockholders will have the ability to access the proxy materials via the Internet, including this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 28, 2025. The proxy statement includes information on how to access the proxy materials, how to submit your vote over the Internet, by phone or mail.

Q: What proposals will be voted on at the Annual Meeting?

A: There are two proposals scheduled to be voted on at the Annual Meeting:

•	To elect two Class II nominees for director as set forth in this proxy statement; and

•	To ratify the appointment of CBIZ CPAs P.C. (“CBIZ CPAs”) as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

Q: What are Soleno’s voting recommendations?

A: Our Board of Directors unanimously recommends that you vote your shares “FOR” the Class II nominees to our Board of Directors and “FOR” ratification of the appointment of CBIZ CPAs as our independent registered public accounting firm.

Q: What happens if additional proposals are presented at the Annual Meeting?

A: Other than the two proposals described in this proxy statement, we do not expect any additional matters to be presented for a vote at the Annual Meeting. If you are a stockholder of record and grant a proxy pursuant to the enclosed proxy card, the person named as proxy holder, James Mackaness and Jesse Schumaker, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any unforeseen reason either of our Class II director nominees are not available as a candidate for director, the person named as proxy holder will vote your proxy for such other candidate or candidates as may be nominated by our Board of Directors.

Q: Who can vote at the Annual Meeting?

A: Our Board of Directors has set the close of business on April 15, 2025 as the record date for the Annual Meeting (the “Record Date”). All stockholders who own our Common Stock at the close of business on the Record Date may attend and vote at the Annual Meeting. For each share of Common Stock held as of the record date, the stockholder is entitled to one vote on each proposal to be voted on. Stockholders do not have the right to cumulate votes. As of the close of business on the Record Date, there were 49,908,303 shares of our Common Stock outstanding. Shares held as of the record date include shares that you hold directly in your name as the stockholder of record and those shares held by a beneficial owner through a broker, bank or other nominee for you as a beneficial owner.

Q: What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A: Most of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholders of Record

If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, you are considered the stockholder of record with respect to those shares and these proxy materials have been sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote virtually at the Annual Meeting.

Beneficial Owners / Street Name Stockholders

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares virtually at the Annual Meeting unless you request a “legal proxy” from the broker, bank or other nominee who holds your shares, giving you the right to vote the shares at the Annual Meeting. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders” or “beneficial owners”.

Q: How many votes does Soleno need to hold the Annual Meeting?

A: The holders of a majority of our issued and outstanding shares, and entitled to vote, as of the record date must be present virtually or represented at the Annual Meeting by proxy in order for us to hold the meeting and conduct business. This is called a quorum. Both abstentions and broker “non-votes” are counted as present for the purpose of determining the presence of a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Shares are also counted as present at the meeting if you:

•	attend the meeting virtually and vote; or

•	have properly submitted a proxy card or voting instruction form or voted via the Internet or by telephone.

Q: What is the voting requirement to approve each of the proposals?

A: Proposal One - Directors are elected by a plurality of the voting power of the shares present virtually or represented by proxy at the meeting and entitled to vote on the election of directors. “Plurality” means that the nominees who receive the largest number of votes cast “FOR” are elected as directors. As a result, any shares not voted “FOR” a particular nominee (whether as a result of stockholder abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. Votes of “WITHHOLD” and broker non-votes have no legal effect on the election of directors due to the fact that such elections are by a plurality. Abstentions will have no effect on the outcome of this proposal. Broker non-votes will have no effect on the outcome of this proposal.

You may vote either “FOR” or “WITHHOLD” with respect to any of the Class II director nominees. The two individuals receiving the highest number of “FOR” votes at the Annual Meeting for election as a Class II director will, therefore, be elected.

Proposal Two - The affirmative vote of a majority of the shares present virtually or represented by proxy and entitled to vote on the subject matter is required to ratify the appointment of CBIZ CPAs as our Company’s independent registered public accounting firm. You may vote “FOR,” “AGAINST” or “ABSTAIN” on this proposal. Abstentions are deemed to be entitled to vote on the subject matter and have the same effect as a vote “AGAINST” the proposal. However, broker non-votes are not deemed to be votes cast and, therefore, are not included in the tabulation of the voting results on the proposal.

Q: Who counts the votes?

A: Votes cast by proxy or virtually at the Annual Meeting will be tabulated and certified by the inspector of elections who will also determine whether or not a quorum is present. A representative of Equiniti Trust Company, LLC will serve as the inspector of elections.

Q: What happens if I do not cast a vote?

A: Stockholders of record - If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the proposals at the Annual Meeting. However, if you submit a signed proxy card with no further instructions, the shares represented by that proxy card will be voted as recommended by our Board of Directors.

Beneficial owners - If you hold your shares in street name it is critical that you cast your vote if you want it to count in the election of directors (Proposal One) because if you do not indicate how you want to vote your shares voted on such proposal, your bank, broker or other nominee is not allowed to vote those shares on your behalf on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank, broker or other nominee how to vote in the election of directors, no votes will be cast on your behalf. Your bank, broker or other nominee will continue to have discretion to vote any uninstructed shares on the ratification of the appointment of CBIZ CPAs as our independent registered public accounting firm (Proposal Two).

Q: How can I vote my shares at the virtual Annual Meeting?

A: Shares held directly in your name as the stockholder of record may be voted at the virtual Annual Meeting. If you choose to vote at the annual meeting, please bring your proxy card to the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting. If you hold your shares in street name, you must request and receive in advance of the Annual Meeting a legal proxy from your broker, bank or other nominee in order to vote at the virtual Annual Meeting.

Q: How can I vote my shares in advance, without attending the Annual Meeting?

A: Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by submitting a proxy; please refer to the voting instructions in the proxy materials or below. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, bank or other nominee; please refer to the voting instructions provided to you by your broker, bank or other nominee.

Internet - Stockholders of record with Internet access may submit proxies until 11:59 p.m., Eastern Time, on June 4, 2025, by following the instructions on your proxy cards or at www.voteproxy.com. Most of our stockholders who hold shares beneficially in street name may vote by accessing the website specified in the voting instructions provided by their brokers, banks or other nominees (have your proxy card in hand when you visit the website).

Telephone - You will be eligible to submit your vote by telephone until 11:59 p.m., Eastern Time, on June 4, 2025, at 888-776-9962 or 718-921-8562 (have your proxy card in hand when you call).

Mail -You may indicate your vote by completing, signing and dating the proxy card or voting instruction form where indicated and by returning it in the prepaid envelope that will be provided (if you received printed proxy materials). Your vote must be received by 11:59 p.m., Eastern Time, on June 4, 2025.

If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to direct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning a voting instruction form, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares virtually at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Q: How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

A: Brokerage firms and other intermediaries holding shares of our Common Stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our “routine” matter: the proposal to ratify the appointment of CBIZ CPAs as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Your broker will not have discretion to vote on the election of directors, which is a “non-routine” matter, absent direction from you.

Q: How can I change or revoke my vote?

A: Subject to any rules your broker, bank or other nominee may have, you may change your proxy instructions at any time before your proxy is voted at the Annual Meeting.

Stockholders of record - If you are a stockholder of record, you may change your vote by (1) filing with our Corporate Secretary, prior to your shares being voted at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy relating to the same shares, or (2) attending the Annual Meeting and voting virtually (although attendance at the Annual Meeting will not, by itself, revoke a proxy). Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Corporate Secretary or should be sent so as to be delivered to our principal executive office, 100 Marine Parkway, Suite 400, Redwood City, California, 94065, Attention: Corporate Secretary.

Beneficial owners - If you are a beneficial owner of shares held in street name, you may change your vote (1) by submitting new voting instructions to your broker, bank or other nominee, or (2) if you have obtained, from the broker, bank or other nominee who holds your shares, a legal proxy giving you the right to vote the shares, by attending the Annual Meeting and voting virtually. Your broker, bank or other nominee can provide you with instructions on how to change your vote.

In addition, a stockholder of record or a beneficial owner who has voted via the Internet or by telephone may also change his, her or its vote by making a timely and valid Internet or telephone vote no later than 11:59 p.m., Eastern Time, on June 4, 2025.

Q: Where can I find the voting results of the Annual Meeting?

A: We will announce the preliminary voting results at the Annual Meeting. We will report the final results in a current report on Form 8-K filed with the SEC within four business days after the date of the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.

Q: Who are the proxies and what do they do?

A: Our Board of Directors designated the person named as proxy on the proxy card, James Mackaness and Jesse Schumaker. When you, as stockholder of record, provide voting instructions in the proxy card, the named proxy, with full power of substitution and re-substitution, will cast their votes in accordance with the instructions as indicated on the proxy card. If you are a stockholder of record and submit a signed proxy card, but do not indicate your voting instructions, the named proxy will vote as recommended by our Board of Directors in favor of the nominated directors and in favor of ratification of the appointment of CBIZ CPAs as our independent registered public accounting firm for the fiscal year ending December 31, 2025. If a matter not described in this proxy statement is properly presented at the Annual Meeting, the named proxy holder will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the named proxy holder can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.

Q: How are proxies solicited for the Annual Meeting and who is paying for such solicitation?

A: Our Board of Directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by the Company. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank or other nominee holds shares of our Common Stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.

Q: I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional set of the proxy materials?

A: We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of our proxy materials to multiple stockholders who share the same address unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the proxy materials, such stockholder may our Investor Relations department (i) by mail at 100 Marine Parkway, Suite 400, Redwood City, California, 94065, Attention: Corporate Secretary, (ii) by calling us at (650) 213-8444, or (iii) by sending an email to IR@soleno.life.

Street name stockholders may contact their broker, bank or other nominee to request information about householding.

Q: What should I do if I receive more than one set of proxy materials?

A: If you receive more than one set of proxy materials, it is because your shares are registered in more than one name or brokerage account. Please follow the voting instructions on each proxy card or voting instruction form you receive to ensure that all of your shares are voted.

Q: Is my vote confidential?

A: Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Soleno or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by our Board of Directors. Occasionally, stockholders provide written comments on their proxy cards, which are then forwarded to our management.

Q: What is the deadline to propose actions for consideration at the 2026 Annual Meeting of stockholders or to nominate individuals to serve as directors at that Annual Meeting?

A: Our stockholders may submit proposals that they believe should be voted upon at our next Annual Meeting in 2026 or nominate persons for election to our Board of Directors at that meeting (see “Stockholder Proposals”). Stockholders may also recommend candidates to our Board of Directors for election at that meeting (See “Recommendations and Nominations of Director Candidates”).

Stockholder Proposals:

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2026 Annual Meeting, the written proposal must be received by our Corporate Secretary at our principal executive offices no later than December 23, 2025. Such proposals also will need to comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in Company-sponsored proxy materials.

When a stockholder does not seek to include a proposal in our 2026 proxy statement pursuant to Rule 14a-8, the stockholder may submit the proposal to Soleno for the 2026 Annual Meeting of Stockholders consistent with the requirements of our amended and restated bylaws. To be timely under our amended and restated bylaws, such stockholder’s notice must be received by the Corporate Secretary at our principal executive office not later than 45 days nor earlier than 75 days before the one-year anniversary of the date on which we first mailed our 2025 proxy materials or our notice of internet availability. For the 2026 Annual Meeting, assuming a mailing date of April 22, 2025 for this proxy statement, the notice must be received no earlier than February 6, 2026 and no later than March 8, 2026.

However, if the date of the 2026 Annual Meeting is advanced by more than 30 days prior to or delayed by more than 30 days after the one-year anniversary of the date of the 2025 Annual Meeting, then, for notice by the stockholder to be timely, it must be so received by the Corporate Secretary not earlier than the close of business on the 120th day prior to the 2026 Annual Meeting and not later than the close of business on the later of (i) the 90th day prior to the 2026 Annual Meeting, or (ii) the tenth day following the day on which a public announcement of the date of the 2026 Annual Meeting is first made. To be in proper form, a stockholder’s notice to our Company must set forth the information required by our amended and restated bylaws.

In no event shall any adjournment or postponement of an Annual Meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice, as described in Section 2.4(i)(a) of our amended and restated bylaws.

As described in our amended and restated bylaws, the stockholder submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the stockholder’s ownership of our Common Stock. If a stockholder gives notice of such a proposal after the deadline computed in accordance with our amended and restated bylaws, the stockholder will not be permitted to present the proposal to our stockholders for a vote at the 2026 Annual Meeting.

In addition to satisfying the requirements of our bylaws, including the earlier notice deadlines set forth above and therein, to comply with universal proxy rules, stockholders who intend to solicit proxies in support of director nominees (other than our nominees) must also provide notice that sets forth the information required by Rule 14a-19 of the Exchange Act, no later than April 6, 2026.

Recommendations and Nominations of Director Candidates:

The nominating and corporate governance committee of our Board of Directors will consider stockholder recommendations and nominations for candidates to the Board of Directors from stockholders. A stockholder that desires to recommend a candidate for election to the Board of Directors must direct the recommendation in writing to Soleno, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, details regarding any shares of our stock which the nominee holds as of the time of the submission, evidence of the nominating person’s ownership of our Common Stock, a description of any arrangement between the stockholder and the nominee, and a written statement from the nominee acknowledging that if elected, the nominee will serve his or her term as director and will owe a fiduciary duty to our Company and our stockholders.

A stockholder that instead desires to nominate a person directly for election to the Board of Directors must meet the deadlines and other requirements set forth in Section 2.4(ii) of our amended and restated bylaws and the rules and regulations of the SEC, consistent with the time requirements provided above, and in form and setting forth the information required by our amended and restated bylaws.

Delivery of Nominations, Recommendations and Proposals:

Nominations, recommendations and/or proposals should be addressed and timely delivered to: Soleno Therapeutics, Inc., at 100 Marine Parkway, Suite 400, Redwood City, California, 94065, Attention: Corporate Secretary. Stockholders interested in submitting such a proposal are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable securities laws. The submission of a stockholder proposal does not guarantee that it will be included in our 2026 proxy statement.

Copy of Bylaws:

You may contact us at our principal executive offices for a copy of the relevant amended and restated bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. Alternatively, a copy of our bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business affairs are managed under the direction of our Board of Directors, which currently consists of six members. Our Board of Directors is divided into three classes with staggered three-year terms. At each Annual Meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring.

The following table sets forth the names and ages as of April 1, 2025, and certain other information for each of the directors:

Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term for Which Nominated
1. Directors with Terms Expiring at the Annual Meeting/Nominees
Anish Bhatnagar	II	57	CEO and Chairman of the Board	2/6/2014	2025	2028
William G. Harris (1)(2)	II	66	Director	6/2/2014	2025	2028
2. Continuing Directors
Matthew Pauls (2)(3)	III	54	Lead Independent Director	8/15/2023	2026	—
Birgitte Volck (1)(3)	III	62	Director	6/10/2019	2026	—
Andrew Sinclair (1)(2)	I	53	Director	12/19/2018	2027	—
Dawn Bir (3)	I	54	Director	08/12/2024	2027	—

(1)	Member of the audit committee.
(2)	Member of the compensation committee.
(3)	Member of the nominating and corporate governance committee.

Nominee Directors

Anish Bhatnagar, M.D. Dr. Bhatnagar has been our Chief Executive Officer since the creation of Soleno in 2017 and the Chairman of the Board since April 2025. He is a physician with over 25 years of experience in the biopharmaceutical and medical device industries. Dr. Bhatnagar’s experience spans development of biologics, drugs, drug-device combinations and diagnostic as well as therapeutic medical devices. He has been involved in the development of various approved products such as Bexxar (radioimmunotherapeutic for Non-Hodgkins lymphoma), Probuphine (for opioid addiction), Serenz (device for nasal allergies) and CoSense (for neonatal hemolysis). Prior to Soleno, Dr. Bhatnagar served as Chief Executive Officer of Capnia, Inc. from February 2014 until March 2017, and held positions of increasing responsibility at Capnia from 2006. His earlier experience includes working at Coulter Pharmaceuticals, Inc. from 1998 to 2000 and Titan Pharmaceuticals, Inc. from 2000 to 2006. Dr. Bhatnagar is the author of several peer-reviewed publications, abstracts and book chapters and obtained his medical degree at SMS Medical College in Jaipur, India, completing his Residency and Fellowship training in the U.S. at various institutions, including Georgetown University Hospital and the University of Pennsylvania.

We believe Dr. Bhatnagar is able to make valuable contributions to our Board of Directors due to his service as an executive officer of our Company, including as Chief Executive Officer, extensive knowledge of pharmaceutical company operations, and extensive experience working with companies, regulators and other stakeholders in the pharmaceutical and medical device industries.

William G. Harris. Mr. Harris has been a member of our Board of Directors since June 2014. From 2001 to 2016, he was Senior Vice President of Finance and Chief Financial Officer of Xenoport, Inc. Arbor

Pharmaceuticals, LLC, a specialty pharmaceutical company, acquired Xenoport in 2016. From 1996 to 2001, he held several positions with Coulter Pharmaceutical, Inc., a biotechnology company engaged in the development of novel therapies for the treatment of cancer and autoimmune diseases, the most recent of which was Senior Vice President and Chief Financial Officer. Corixa Corp., a developer of immunotherapeutic products, acquired Coulter Pharmaceutical in 2000. Prior to Coulter Pharmaceutical, from 1990 to 1996, Mr. Harris held several positions at Gilead Sciences, Inc., the most recent of which was director of finance. Mr. Harris received a B.A. from the University of California, San Diego and an M.B.A. from Santa Clara University, Leavey School of Business and Administration.

We believe Mr. Harris is able to make valuable contributions to our Board of Directors due to his vast experience as a finance professional in the biomedical and pharmaceutical industries.

Continuing Directors

Matthew Pauls. Mr. Pauls joined our Board of Directors in August 2023 and has served as Lead Independent Director since August 2024. He has served as the Chief Executive Officer of Savara Inc. (NASDAQ: SVRA), a biopharmaceutical company focused on rare respiratory diseases, since December 2020, as well as the Chair of its Board of Directors since September 2020. Mr. Pauls has served as a member of Savara’s Board of Directors since April 2017 and as a member of the board of directors of Savara’s predecessor company, Mast Therapeutics, Inc., from October 2015 to April 2017. Previously, Mr. Pauls was the founder of Spartan Biopharma Insights, LLC, where he provided strategic advisement to institutional investors, and company management teams on investment thesis assessment, capitalization strategy, mergers and acquisitions, clinical execution, and commercialization from December 2019 to September 2020. He served on the board of directors of Zyla Life Sciences (previously Egalet Corporation) (OTCQX: ZCOR), a commercial-stage life sciences company with a portfolio of medicines for pain and inflammation, from January 2019 until its merger with Assertio Therapeutics, Inc. in May 2020. From August 2014 to November 2019, Mr. Pauls served as President and Chief Executive Officer of Strongbridge Biopharma plc (NASDAQ: SBBP) (“Strongbridge”), a biopharmaceutical company focused on therapies that target rare diseases that Mr. Pauls lead through an initial public offering. He also served as a member of the board of directors of Strongbridge from September 2015 to November 2019. From April 2013 to August 2014, Mr. Pauls was Chief Commercial Officer of Insmed, Inc. (NASDAQ: INSM), a publicly traded global biopharmaceutical company focused on rare diseases. From 2007 to April 2013, Mr. Pauls worked at Shire Pharmaceuticals, a global specialty biopharmaceutical company, most recently as Senior Vice President, Head of Global Commercial Operations from May 2012 to April 2013. Earlier in his career, from 1997 to 2007, Mr. Pauls held senior positions at Bristol-Myers Squibb in Brand Management and Payor Marketing and at Johnson & Johnson in various U.S. and global commercial roles. Mr. Pauls is also a member of the Board of Directors at Amplo Biotechnology, a private gene therapy company focused on rare neuromuscular disorders. Mr. Pauls holds B.S. and M.B.A. degrees from Central Michigan University and a J.D. from Michigan State University College of Law.

We believe Mr. Pauls is able to make valuable contributions to our Board of Directors due to his extensive commercialization, strategic planning and operations experience in the biopharmaceutical industry, particularly with therapies for rare diseases.

Birgitte Volck, M.D., Ph.D. Dr. Volck joined our Board of Directors in June 2019. Dr. Volck served as Senior Vice President, Head Clinical Development and Medical Affairs at Ascendispharma from July 2021 to December 2023, and from October 2022 to December 2023 also served as Interim Chief Medical Officer. From December 2018 to October 2020, Dr. Volck served as the President R&D at AVROBIO Inc., a clinical stage gene therapy company. From 2016 to 2018, she served as head of Research and Development, Rare Diseases, for GlaxoSmithKline. From 2012 to 2016, Dr. Volck served as the Chief Medical Officer and Senior Vice President of Development at Swedish Orphan Biovitrum AB. Prior to this, from 2007 to 2012, she held various positions at Amgen Inc., including Executive Development Director, Bone, Neuroscience & Inflammation. From 2004 to 2007, Dr. Volck served as Nordic Medical Director and Project Director at Genzyme A/S, and from 2001 to

2004, she served as Head of Clinical Development and Medical Affairs at Pharmexa. Since February 2025, Dr. Volck has served as a non-executive director for OMass Therapeutics. From May 2021 to January 2025, Dr. Volck served as a director and member of the R&D committee for Nykode A/S. Dr. Volck served as a director for Ascendis Pharma A/S from 2016-2021. She also served as a director for Wilson Therapeutics AB from May 2017 to May 2018 until it was acquired by Alexion Pharmaceuticals for $850 million. Dr Volck served as a director of TFS International AB from 2016 – 2020. Dr. Volck received her M.D. and Ph.D. degrees from Copenhagen University, Denmark.

We believe Dr. Volck is able to make valuable contributions to our Board of Directors due to her extensive experience in business development in our industry and her valuable experience in corporate governance and on other boards.

Andrew Sinclair, PhD. Dr. Sinclair has been a member of our Board of Directors since December 2018. Dr. Sinclair is currently a partner at Abingworth LLP (Abingworth), a life sciences investment group. He has been at Abingworth since November 2008 where he has served in various positions focusing on investments in public and private biotech and pharmaceutical companies. Dr. Sinclair currently serves on the board of directors of Adicet Bio, Inc., a public company, and previously served on the boards of directors of Sierra Oncology, Inc., and Verona Pharma plc. Prior to joining Abingworth, he was senior equity analyst, director, at HSBC Global Markets, where he was responsible for investment research in the mid-cap pharmaceutical sector. Previously, Dr. Sinclair held biotechnology analyst positions at Credit Suisse and SG Cowen. Dr. Sinclair received his B.Sc. in Microbiology from King’s College London and his Ph.D. in Chemistry and Genetic Engineering at the BBSRC Institute of Plant Science, Norwich.

We believe Dr. Sinclair is able to make valuable contributions to our Board of Directors due to his education and significant experience in the biotechnology and pharmaceutical industries.

Dawn C. Bir. Ms. Bir joined our Board of Directors in August 2024. Ms. Bir has served as Interim President and Chief Executive Officer of Geron Corporation since March 2025. Prior to that, Ms. Bir served as Executive Vice President and Chief Commercial Officer of Reata Pharmaceuticals, Inc., a biopharmaceutical company, from September 2016 until Reata’s acquisition by Biogen, Inc, in September 2023. She led marketing, market access, commercial operations and sales through the launch of Reata’s first approved drug for the treatment of Friedreich’s Ataxia, a rare, inherited, and progressive neuromuscular disease. From February 2013 to September 2016, Ms. Bir served as Vice President of Sales and member of the executive leadership team with Pharmacyclics through their acquisition by AbbVie. She built and lead Pharmacyclics’ national hematology sales organization and was responsible for the company’s first approved product launch in the United States and Puerto Rico. From October 2011 to February 2013, Ms. Bir served as Vice President Sales & Marketing of SKY Pharmaceuticals Packaging, Inc & Rx Pak, two business units within the U.S. Pharmaceutical and Specialty Solutions Division of McKesson Corporation, a global healthcare company, where she was responsible for multiple functions and revenue centers. From 1996 to October 2011, Ms. Bir held several commercial leadership positions of increasing responsibility within Genentech, Inc., a member of the Roche Group, a global pharmaceutical company, and Bristol Myers Squibb Company, a global pharmaceutical company. Ms. Bir currently sits on the board of Geron Corporation (NASDAQ: GERN) and holds a B.S in Biology from Binghamton University.

We believe Ms. Bir is able to make valuable contributions to our Board of Directors due to her extensive marketing, market access, commercial operations and sales experience in the biopharmaceutical industry, particularly with product launches for therapies for rare diseases.

Director Independence

Under the listing requirements and rules of NASDAQ, independent directors must comprise a majority of a listed company’s Board of Directors.

Since our initial public offering (the “IPO”), our Board of Directors has continually performed a review of its composition, the composition of its committees, and the independence of each director. Based upon information requested from and provided by each director concerning such director’s background, employment and affiliations, including family relationships, our Board of Directors determined that Mr. Harris, Mr. Pauls, Ms. Bir and Drs. Sinclair and Volck have no relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent,” as that term is defined under the applicable rules and regulations of the SEC, and the listing requirements and rules of NASDAQ. In making this determination, our Board of Directors considered the current and prior relationships that each non-employee director has with our Company, any other transactional relationships a non-employee director may have with our Company, and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock held by each non-employee director and any of his, her and our respective affiliates.

Board of Directors

Our Board of Directors may establish the authorized number of directors from time to time by resolution. The current authorized number of directors is six. The Class II director nominees, if elected, will each continue to serve as a director until the annual meeting of stockholders in 2028 or until his successor has been elected and qualified, or until his earlier death, resignation, or removal.

Our Board of Directors held eight meetings during 2024 and acted by written consent eight times. No members of our Board of Directors attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors (held during the period for which he or she was a director) and the total number of meetings held by all committees of the Board of Directors on which such director served (held during the period that such director served). Although we do not have a formal policy, members of our Board of Directors are invited and encouraged to attend each annual meeting of stockholders and all of the then-seated members attended the annual meeting in 2024.

Board Leadership Structure

Following the retirement of our long-time Chairman, Dr. Ernest Mario, in August 2024, our Board of Directors appointed Matthew Pauls to serve as our Lead Independent Director. On April 9, 2025, Dr. Bhatnagar was appointed as the Chairman of our Board of Directors with Matthew Pauls remaining in his role as Lead Independent Director. As a general matter, our Board of Directors believes that appointing a Lead Independent Director, while our Chief Executive Officer serves as Chairman, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of our Board of Directors as a whole. As Lead Independent Director, Matthew Pauls will preside over periodic meetings of our independent directors, serve as a liaison between our Chief Executive Officer and Chairman of the Board and our independent directors and perform such additional duties as our Board of Directors may otherwise determine and delegate.

Board Committees

Our Board of Directors has the authority to appoint committees to perform certain management and administration functions. Our Board of Directors has an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each committee are described below. Members will serve on these committees until their resignation or until otherwise determined by our Board of Directors. The inclusion of our website address in this proxy statement does not incorporate by reference the information on or accessible through our website into this proxy statement.

Audit Committee

Our audit committee consists of Andrew Sinclair, Birgitte Volck and William G. Harris, each of whom satisfies the independence requirements under NASDAQ listing standards and Rule 10A-3(b)(1) of the Securities

Exchange Act of 1934, as amended (the “Exchange Act”). The chairperson of our audit committee is Mr. Harris. Each member of our audit committee can read and understand fundamental financial statements in accordance with audit committee requirements. In arriving at this determination, our Board of Directors has examined each audit committee member’s scope of experience and the nature of his or her employment in the corporate finance sector.

Our audit committee oversees our corporate accounting and financial reporting process and assists our Board of Directors in oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent auditor’s qualifications, independence and performance and our internal accounting and financial controls. Our audit committee is responsible for the appointment, compensation, retention and oversight of our independent auditors. Our Board of Directors has determined that Mr. Harris is an audit committee financial expert, as defined by the rules promulgated by the SEC.

The audit committee held four meetings in 2024 and acted by written consent twice. The charter of the audit committee is available on our website at www.soleno.life. The inclusion of our website address in this proxy statement does not include or incorporate by reference into this proxy statement the information on or accessible through our website.

Compensation Committee

Our compensation committee currently consists of William G. Harris, Andrew Sinclair and Matthew Pauls, each of whom our Board of Directors has determined to be independent under NASDAQ listing standards, a “nonemployee director” as defined in Rule 16b-3 promulgated under the Exchange Act, and an “outside director” as that term is defined in Section 162(m) of the Internal Revenue Code (“Code Section 162(m)”). The chairperson of our compensation committee is Dr. Sinclair.

Our compensation committee oversees our compensation policies, plans and benefits programs and assists our Board of Directors in meeting its responsibilities with regard to oversight and determination of executive compensation. In addition, our compensation committee reviews and makes recommendations to our Board of Directors with respect to our major compensation plans, policies and programs and assesses whether our compensation structure establishes appropriate incentives for officers and employees.

The compensation committee held two meetings in 2024 and acted by written consent twice. The charter of the compensation committee is available on our website at www.soleno.life. The inclusion of our website address in this proxy statement does not include or incorporate by reference into this proxy statement the information on or accessible through our website.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee currently consists of Matthew Pauls, Dawn Bir and Birgitte Volck, each of whom our Board of Directors has determined to be independent under NASDAQ listing standards. The chairperson of our nominating and corporate governance committee is Mr. Pauls.

Our nominating and corporate governance committee is responsible for making recommendations to our Board of Directors regarding candidates for directorships and the size and composition of the Board of Directors and its committees. In addition, our nominating and corporate governance committee is responsible for reviewing and making recommendations to our Board of Directors on matters concerning corporate governance and conflicts of interest.

The nominating and corporate governance committee held two meetings in 2024 and acted by written consent once. The charter of the nominating and corporate governance committee is available on our website at www.soleno.life. The inclusion of our website address in this proxy statement does not include or incorporate by reference into this proxy statement the information on or accessible through our website.

Considerations in Evaluating Director Nominees

Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating potential director nominees. In its evaluation of director candidates, including the current directors eligible for re-election, our nominating and corporate governance committee will consider the current size and composition of our Board of Directors and the needs of our Board of Directors and the respective committees of our Board of Directors and other director qualifications. While our Board of Directors has not established minimum qualifications for board members, some of the factors that our nominating and corporate governance committee considers in assessing director nominee qualifications include, without limitation, issues of character, integrity, judgment, diversity, age, independence, skills, education, expertise, business acumen, business experience, length of service, understanding of the Company’s business, and other commitments. With respect to diversity, some of the factors that our nominating and corporate governance committee considers in assessing director nominee qualifications include, without limitation, race, ethnicity, gender, differences in professional background, age and geography, as well as other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on our Board. Although our Board of Directors does not maintain a specific policy with respect to board diversity, our Board of Directors believes that our Board of Directors should be a diverse body, and the nominating and corporate governance committee considers a broad range of perspectives, backgrounds and experiences.

If our nominating and corporate governance committee determines that an additional or replacement director is required, then the committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, board or management.

After completing its review and evaluation of director candidates, our nominating and corporate governance committee recommends to our full Board of Directors the director nominees for selection. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors and our Board of Directors has the final authority in determining the selection of director candidates for nomination to our board.

Stockholder Recommendations for Nominations to the Board of Directors

Our nominating and corporate governance committee will consider candidates for directors recommended by stockholders. Our nominating and corporate governance committee will evaluate such recommendations in accordance with its charter, our bylaws, our policies and procedures for director candidates, as well as the regular director nominee criteria described above. This process is designed to ensure that our Board of Directors includes members with diversity of experience, skills, professional background, gender, race, ethnicity, and other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the Board of Directors, including appropriate financial and other expertise relevant to our business. Stockholders wishing to recommend a candidate for nomination should contact our Corporate Secretary in writing. Such recommendations must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, details regarding any shares of our stock which the nominee holds as of the time of the submission, evidence of the nominating person’s ownership of our Common Stock, a description of any arrangement between the stockholder and the nominee, and a written statement from the nominee acknowledging that if elected, the nominee will serve his or her term as director and will owe a fiduciary duty to our Company and our stockholders. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for membership on our Board of Directors. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors.

A stockholder can nominate a candidate directly for election to our Board of Directors by complying with the procedures in Section 2.4(ii) of our bylaws and the rules and regulations of the SEC. Any eligible stockholder who wishes to submit a nomination should review the requirements in the bylaws on nominations by stockholders. Any nomination should be sent in writing to our Corporate Secretary at Soleno Therapeutics, Inc., 100 Marine Parkway, Suite 400, Redwood City, California, 94065. To be timely for our 2026 Annual Meeting of stockholders, our Corporate Secretary must receive the nomination not later than 45 days nor earlier than 75 days before the one-year anniversary of the date we first mailed its proxy materials to stockholders in connection with our previous year’s Annual Meeting of stockholders. The notice must state the information required by Section 2.4(ii)(b)(1) of our bylaws and otherwise must comply with applicable federal and state law.

Communications with the Board of Directors

Stockholders wishing to communicate with our Board of Directors or with an individual member of our Board of Directors may do so by writing to our Board of Directors or to the particular member of our Board of Directors, and mailing the correspondence to our Corporate Secretary at Soleno Therapeutics, Inc., 100 Marine Parkway, Suite 400, Redwood City, California, 94065. Our Corporate Secretary will review all incoming stockholder communications (excluding mass mailings, product complaints or inquiries, job inquiries, business solicitations and patently offensive or otherwise inappropriate material), and if deemed appropriate, the stockholder communications will be forwarded to the appropriate member or members of our Board of Directors, or if none is specified, to the Chairman of our Board of Directors. This procedure does not apply to stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.

Role in Risk Oversight

Our Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of business objectives, including organizational and strategic objectives, to improve long-term organizational performance and enhance stockholder value. The involvement of our Board of Directors in setting our business strategy is a key part of its assessment of management’s plans for risk management and its determination of what constitutes an appropriate level of risk for our Company. The participation of our Board of Directors in our risk oversight process includes receiving regular reports from members of senior management on areas of material risk to our Company, including operational, financial, legal and regulatory, and strategic and reputational risks.

While our Board of Directors has the ultimate responsibility for the risk management process, senior management and various committees of our Board of Directors also have responsibility for certain areas of risk management.

Our senior management team is responsible for day-to-day risk management and regularly reports on risks to our full Board of Directors or a relevant committee, including our risk management program and our cybersecurity policies, processes and practices. Our finance and regulatory personnel serve as the primary monitoring and evaluation function for Company-wide policies and procedures, and manage the day-to-day oversight of the risk management strategy for our ongoing business. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels.

Our audit committee focuses on monitoring and discussing our major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies. Our audit committee also has oversight responsibility for risks and incidents relating to cybersecurity threats, including compliance with disclosure requirements, cooperation with law enforcement. As appropriate, the audit committee provides reports to and receives direction from the full Board of Directors regarding our risk management policies and guidelines, as well as the audit committee’s risk oversight activities.

In addition, our compensation committee assesses our compensation policies to confirm that the compensation policies and practices do not encourage unnecessary risk taking. The compensation committee reviews and discusses the relationship between risk management policies and practices, corporate strategy and senior executive compensation and, when appropriate, reports on the findings from the discussions to our Board of Directors. Our compensation committee intends to set performance metrics that will create incentives for our senior executives that encourage an appropriate level of risk-taking that is commensurate with our short-term and long-term strategies.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our website at www.soleno.life. We intend to disclose any amendments to the code, or any waivers of its requirements, on our website to the extent required by the applicable rules and exchange requirements. The inclusion of our website address in this proxy statement does not incorporate by reference the information on or accessible through our website into this proxy statement.

Insider Trading Policy and Compliance
We have adopted an insider trading policy that governs the purchase, sale, and other dispositions of the Company’s securities by directors, officers, employees, consultants, contractors and advisors of the Company, and other covered persons that the Company believes is reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable stock exchange listing requirements. A copy of the Company’s insider trading policy is filed as Exhibit 19.1 to the Company’s Annual Report on Form
10-K
for the fiscal year ended December 31, 2024. In addition, with regard to the Company’s trading in its own securities, it is the Company’s policy to comply with the federal securities laws and the applicable exchange listing requirements.
Policy Prohibiting Hedging or Pledging of Securities
Under our insider trading policy, our employees, including our executive officers, and the members of our Board of Directors are prohibited from, directly or indirectly, among other things, (1) engaging in short sales, (2) trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities (other than stock options, restricted stock units and other compensatory awards issued to such individuals by us), (3) engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of equity securities granted to them by us as part of their compensation or held, directly or indirectly, by them, (4) pledging any of our securities as collateral for any loans and (5) holding our securities in a margin account.
Compensation Committee Interlocks and Insider Participation
None of the members of our compensation committee has ever been an officer or employee of the Company. None of our executive officers serve, or have served during the last fiscal year, as a member of a board of directors, compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving on our Board of Directors or on our compensation committee.
Non-Employee
Director Compensation
Directors who are employees do not receive any additional compensation for their service on our Board of Directors.
Our Board of Directors adopted our outside director compensation policy in March 2024 (as amended, the “Director Compensation Policy”) for non-employee
directors of the Board of Directors. Our Board of Directors most recently approved amendments to the Director Compensation Policy in February 2025. Under the Director Compensation Policy, each non-employee
director receives the cash and equity compensation for board services described below. The Company also reimburses non-employee
directors for reasonable, customary, and documented travel expenses to board or committee meetings.
The Director Compensation Policy includes a maximum annual limit of $750,000 of cash retainers or fees and the Value (as defined below) of equity awards that may be paid, issued, or granted to a non-employee
director in any fiscal year, increased to $1,000,000 in the first year an individual becomes a non-employee
director. Any cash compensation paid, or equity awards granted to a person for services as an employee or for services as a consultant (other than as a non-employee
director), or prior to the effective date of the Director Compensation Policy, will not count for purposes of the limitation. The maximum limit does not reflect the intended size of any potential compensation or equity awards to the Company’s non-employee
directors.
Cash Compensation
In 2024,
non-employee
directors were entitled to receive the following cash compensation for their services under the Director Compensation Policy:

•	$42,500 per year for service as a member of the Board of Directors (increased to $45,000 in February 2025);

•	$30,000 per year for service as the non-executive chair;

•	$25,000 per year for service as the lead independent director (increased to $27,500 in February 2025);

•	$20,000 per year for service as chair of the audit committee;

•	$10,000 per year for service as a member of the audit committee;

•	$15,000 per year for service as chair of the compensation committee;

•	$7,500 per year for service as a member of the compensation committee;

•	$10,000 per year for service as chair of the nominating and corporate governance committee; and

•	$5,000 per year for service as a member of the nominating and corporate governance committee.
Each
non-employee
director who serves as the chair of a committee will receive the annual fee for service as a member of the Board of Directors and only the additional annual cash fee as the chair of the committee, and not the annual fee as a member of the committee. All cash payments to non-employee
directors are paid quarterly in arrears on a
pro-rated
basis.

Equity Compensation

Initial Award: In 2024, each individual who first became a non-employee director following the effective date of the Director Compensation Policy received, on the first trading date on or after the date on which the person first becomes a non-employee director (the “Initial Start Date”), an award (an “Initial Award”) of 13,000 restricted stock units (“RSUs”). Each Initial Award will vest in equal annual installments over a three year period, in each case subject to the non-employee director continuing to be a service provider through the applicable vesting date. If the individual was a member of the board of directors and also an employee, becoming a non-employee director due to termination of employment will not entitle them to Initial Awards. In February 2025, our Board of Directors amended the Director Compensation Policy to provide that the Initial Award will cover a number of RSUs having an aggregate Value (as defined below) of $600,000.

Annual Award: In 2024, each non-employee director automatically received, on the date of the annual meeting of the stockholders, an annual award (an “Annual Award”) of 6,500 RSUs. Each Annual Award will vest in full on the earlier of (x) the first anniversary of the date on which the Annual Award is granted or (y) the date of the annual meeting of the stockholders that occurs following the date on which the Annual Award is granted, in each case subject to the non-employee director continuing to be a service provider through the applicable vesting date. In February 2025, our Board of Directors amended the Director Compensation Policy to provide that the Annual Award will cover a number of RSUs having an aggregate Value (as defined below) of $300,000.

For purposes of the Director Compensation Policy, “Value” means, with respect to each Initial Award and Annual Award, the average of the closing prices of the Company’s Common Stock in each trading day occurring during the consecutive, thirty (30) trailing calendar day period ending on (and inclusive of) the Friday immediately preceding the grant date of the award, or such other methodology the Board of Directors or the Compensation Committee may determine prior to the grant of the award becoming effective.

In the event of a “change in control” (as defined in the Company’s 2014 Equity Incentive Plan), pursuant to the terms of the 2014 Equity Incentive Plan, each non-employee director will fully vest in their outstanding Company equity awards.

Except as noted below, the following table sets forth information regarding compensation earned by our non-employee directors during the fiscal year ended December 31, 2024.

Name	Cash Compensation	Stock Awards (1)	Total
Ernest Mario (2)	$54,688	$290,160	$344,848
William G. Harris (3)	$70,000	$290,160	$360,160
Andrew Sinclair (4)	—	$290,160	$290,160
Gwen Melincoff (5)	$23,874	—	$23,874
Birgitte Volck (6)	$57,500	$290,160	$347,660
Matthew Pauls (7)	$64,161	$290,160	$354,321
Dawn Bir (8)	$17,942	$655,980	$673,922

(1)

The amounts in this column reflect the aggregate grant date fair value of each award granted during the fiscal year, computed in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in the Notes to our audited financial statements for the years ended December 31, 2024, 2023 and 2022 in our Annual Report on Form 10-K as filed with the SEC on February 28, 2025. The footnotes below list the aggregate number of shares and additional information with respect to the awards granted to each of our non-employee directors.

(2)

Dr. Mario retired from our Board of Directors in August 2024. During 2024, Dr. Mario was granted an award of 6,500 restricted stock units, all of which were scheduled vest on the earlier of the 12 month anniversary of the date of grant or the day before the next annual meeting of stockholders, subject to continued service through each date.

(3)

During 2024, Mr. Harris was granted an award of 6,500 restricted stock units, all of which are scheduled vest on the earlier of the 12 month anniversary of the date of grant or the day before the next annual meeting of stockholders, subject to continued service through such date.

(4)

During 2024, Dr. Sinclair was granted an award of 6,500 restricted stock units, all of which are scheduled vest on the earlier of the 12 month anniversary of the date of grant or the day before the next annual meeting of stockholders, subject to continued service through such date.

(5)	Ms. Melincoff determined not to stand for re-election at our annual meeting of stockholders in 2024.
(6)

During 2024, Dr. Volck was granted an award of 6,500 restricted stock units, all of which are scheduled vest on the earlier of the 12 month anniversary of the date of grant or the day before the next annual meeting of stockholders, subject to continued service through such date.

(7)

During 2024, Mr. Pauls was granted an award of 6,500 restricted stock units, all of which are scheduled vest on the earlier of the 12 month anniversary of the date of grant or the day before the next annual meeting of stockholders, subject to continued service through each such date.

(8)

Ms. Bir joined our Board of Directors in August 2024. In connection with her appointment, Ms. Bir was granted an award of 13,000 restricted stock units, one third of which are scheduled vest on each anniversary of her appointment date, subject to continued service through each such date.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors is currently composed of six members. In accordance with our certificate of incorporation, our Board of Directors is divided into three classes with staggered three-year terms. At the Annual Meeting, two Class II directors will be elected for a three-year term.

Each director’s term continues until the election and qualification of such director’s successor, or such director’s earlier death, resignation, or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our Board of Directors may have the effect of delaying or preventing changes in control of our Company.

Nominee

Our nominating and corporate governance committee has recommended, and our Board of Directors has approved, Anish Bhatnagar and William Harris as nominees for election as a Class II director. If elected, Dr. Bhatnagar and Mr. Harris will each serve as a Class II director until the 2028 Annual Meeting of stockholders; or until his successor is duly elected and qualified. Dr. Bhatnagar and Mr. Harris are both currently members of our Board of Directors. For information concerning the nominee, please see the section titled “Board of Directors and Corporate Governance.”

If you are a stockholder of record and you sign your proxy card or vote over the Internet or by telephone but do not give instructions with respect to the voting of directors, your shares will be voted FOR the re-election of Dr. Bhatnagar and Mr. Harris. We expect that each of Dr. Bhatnagar and Mr. Harris will accept such nomination; however, in the event that either is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by our Board of Directors to fill such vacancy. If you are a beneficial owner of shares of our Common Stock and you do not give voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee will leave your shares unvoted on this matter.

Vote Required

The election of the Class II directors requires a plurality vote of the shares of our Common Stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon to be approved. “Withhold” votes and broker non-votes will have no effect on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF

DR. BHATNAGAR AND MR. HARRIS AS THE CLASS II DIRECTORS, EACH TO SERVE FOR A THREE-YEAR TERM.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed CBIZ CPAs P.C. (“CBIZ CPAs”) as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ending December 31, 2025.

Marcum LLP (“Marcum”) served as the company’s independent registered public accounting firm for the fiscal years ending December 31, 2024 and 2023. On November 1, 2024, CBIZ CPAs acquired the attest business of Marcum, and substantially all of the partners and staff that provided attestation services for Marcum joined CBIZ CPAs. As such, on April 17, 2024, subsequent to the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, Marcum resigned and, with the approval of the Audit Committee, CBIZ CPAs was engaged as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

The reports of Marcum regarding the Company’s consolidated financial statements for the years ended December 31, 2024 and 2023 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that in its report on the effectiveness of internal control over financial reporting as of December 31, 2024, Marcum expressed an adverse opinion because of the existence of a material weakness. During the years ended December 31, 2024 and 2023, and through April 17, 2025, the date of resignation, there were (a) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference to such disagreement in its report and (b) no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K and related instructions). Prior to engaging CBIZ CPAs, the Company did not consult with CBIZ CPAs regarding the application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinions that might be rendered by CBIZ CPAs on the Company’s financial statements, and CBIZ CPAs did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any such accounting, auditing, or financial reporting issue.

At the Annual Meeting, stockholders are being asked to ratify the appointment of CBIZ CPAs as our independent registered public accounting firm for our fiscal year ending December 31, 2025. Stockholder ratification of the appointment of CBIZ CPAs is not required by our Bylaws or other applicable legal requirements. However, our Board is submitting the appointment of CBIZ CPAs to our stockholders for ratification as a matter of good corporate governance. In the event that this appointment is not ratified by the affirmative vote of a majority of the shares present virtually or by proxy and entitled to vote at the Annual Meeting, such appointment will be reconsidered by our audit committee. Even if the appointment is ratified, our audit committee, in its sole discretion, may appoint another independent registered public accounting firm at any time during our fiscal year ending December 31, 2025 if our audit committee believes that such a change would be in our Company’s best interests and that of our stockholders. A representative of CBIZ CPAs is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she wishes to do so, and is expected to be available to respond to appropriate questions from stockholders.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to us by Marcum for our fiscal years ended December 31, 2024 and 2023.

	2024	2023
Audit Fees (1)	$1,050,280	$482,558
Audit-Related Fees (2)	—	21,656
Tax Fees (3)	—	—
All Other Fees (4)	10,800	18,000

	$1,061,080	$522,214

(1)

“Audit Fees” consist of aggregate fees for professional services provided by Marcum in connection with the annual audit of our consolidated financial statements, the review of our quarterly condensed consolidated financial statements, consultations on accounting matters directly related to the audit, and comfort letters, consents and assistance with and review of documents filed with the SEC.

(2)

“Audit-Related Fees” consist of fees and expenses billed for professional services for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

(3)	“Tax Fees” consist of fees and expenses billed for professional services rendered by Marcum for tax compliance, tax advice and tax planning.
(4)

“All Other Fees” consist of aggregate fees billed for products and services provided by Marcum other than those fees disclosed above. For the years ended December 31, 2023 and, 2024, the other fees consist of fees billed related to our information technology gap assessment.

Auditor Independence

In 2024, there were no other professional services provided by Marcum that would have required our audit committee to consider their compatibility with maintaining the independence of Marcum.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our audit committee is required to pre-approve all audit and permissible non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair such accounting firm’s independence. All fees paid to Marcum for our fiscal years ended December 31, 2024 and 2023 were pre-approved by our audit committee.

Vote Required

The ratification of the appointment of CBIZ CPAs requires the affirmative vote of a majority of the shares of our Common Stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote “AGAINST” the proposal, and broker non-votes will have no effect. Brokers have discretion to vote on this proposal absent voting instructions from the beneficial holder because this proposal is considered “routine”.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE

RATIFICATION OF THE APPOINTMENT OF CBIZ CPAS P.C. AS OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING

DECEMBER 31, 2025.

AUDIT COMMITTEE REPORT

The information contained in the following Audit Committee Report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Soleno Therapeutics, Inc., or the Company, specifically incorporates it by reference in such filing.

The audit committee has reviewed and discussed the Company’s audited consolidated financial statements with management and Marcum, the Company’s independent registered public accounting firm for the year ended December 31, 2024. The audit committee has discussed with Marcum the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board.

The audit committee has received and reviewed the written disclosures and the letter from Marcum required by the applicable requirements of the Public Company Accounting Oversight Board regarding Marcum’s communications with the audit committee concerning independence and has discussed with Marcum its independence.

Based on the review and discussions referred to above, the audit committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the Securities and Exchange Commission.

Respectfully submitted by the members of the audit committee of the Board of Directors:

William G. Harris (Chair)

Andrew Sinclair

Birgitte Volck

EXECUTIVE OFFICERS

The following table identifies certain information about our executive officers as of April 1, 2025. Each executive officer serves at the discretion of our Board of Directors and holds office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

Name	Age	Position
Executive Officers:
Anish Bhatnagar, M.D.	57	Chief Executive Officer and Chairman of the Board
James Mackaness	61	Chief Financial Officer
Patricia Hirano	58	Senior Vice President of Regulatory Affairs
Kristen Yen	56	Senior Vice President of Global Clinical Operations and Patient Advocacy
Meredith Manning	53	Chief Commercial Officer
Michael Huang	51	Senior Vice President of Clinical Development

Executive Officers

Anish Bhatnagar, M.D. Dr. Bhatnagar has been our Chief Executive Officer since the creation of Soleno in 2017 and the Chairman of the Board since April 2025. He is a physician with over 25 years of experience in the biopharmaceutical and medical device industries. Dr. Bhatnagar’s experience spans development of biologics, drugs, drug-device combinations and diagnostic as well as therapeutic medical devices. He has been involved in the development of various approved products such as Bexxar (radioimmunotherapeutic for Non-Hodgkins lymphoma), Probuphine (for opioid addiction), Serenz (device for nasal allergies) and CoSense (for neonatal hemolysis). Prior to Soleno, Dr. Bhatnagar served as Chief Executive Officer of Capnia, Inc. from February 2014 until March 2017, and held positions of increasing responsibility at Capnia from 2006. His earlier experience includes working at Coulter Pharmaceuticals, Inc. from 1998 to 2000 and Titan Pharmaceuticals, Inc. from 2000 to 2006. Dr. Bhatnagar is the author of several peer-reviewed publications, abstracts and book chapters and obtained his medical degree at SMS Medical College in Jaipur, India, completing his Residency and Fellowship training in the U.S. at various institutions, including Georgetown University Hospital and the University of Pennsylvania.

We believe Dr. Bhatnagar is able to make valuable contributions as Chief Executive Officer of our Company as a result of his extensive knowledge of pharmaceutical company operations, and extensive experience working with companies, regulators and other stakeholders in the medical device and pharmaceutical industries.

James Mackaness. Mr. Mackaness joined the Company full time in November, 2020. From November 2019 until November 2020, Mr. Mackaness had been providing services on a consulting basis as a partner at FLG Partners, a leading Silicon Valley chief financial officer services and board advisory consultancy. Mr. Mackaness became a partner at FLG Partners in September 2019. Mr. Mackaness has over 20 years of experience as a chief financial officer. His experience spans pharmaceutical and medical device companies as well as high tech companies, both in the public and private sectors. Mr. Mackaness served as Chief Financial Officer for Invuity, Inc., from August 2015 through its sale to Stryker Corporation in October 2018 and left at the end of January 2019 after assisting with the successful integration. Prior to that, Mr. Mackaness was the Chief Financial Officer and Chief Operating Officer of IRIDEX Corporation until August 2015. And before that, he served as Chief Financial Officer of NextHop Technologies, Inc., a networking wireless technology company and Infogear Technologies Corporation an internet appliance technology company which was sold to Cisco Systems, Inc. Mr. Mackaness began his career at Ernst & Young LLP, with his last position being audit manager. He earned a B.A. with honors in Psychology from the University of Warwick, England and is a Chartered Accountant.

We believe Mr. Mackaness is able to make valuable contributions as Chief Financial Officer of our Company as a result of his extensive knowledge of companies operating in the public markets.

Patricia Hirano. Ms. Hirano is our Senior Vice President, Regulatory Affairs and has over 20 years of regulatory affairs in the biopharmaceutical industry. She joined the Company as Vice President, Regulatory Affairs in January, 2019. From April, 2017 through December, 2018, Ms. Hirano served as Head of Regulatory Affairs and Quality at the Company in a consulting capacity. Prior to this, she was an independent regulatory consultant since April, 2010, providing regulatory affairs, project management, and clinical operations expertise to biopharmaceutical and biosimilar companies. Her experience encompasses the development of pharmaceuticals, biologics, and drug-device combination products for the treatment of oncology, cardiovascular, neurology, pulmonary/allergy, and endocrine/metabolic diseases. Prior to 2010, she held various positions of increasing responsibility at the Company, Titan Pharmaceuticals, Inc., PRTM (now PWC), CV Therapeutics, Inc. (acquired by Gilead), and Matrix Pharmaceutical, Inc. (acquired by Chiron Corp). She has also been the coordinator of the Bay Area Compliance Discussion Group since 1998. She has been a Director at The Big C Society since April 2014. She earned a Bachelor’s degree in physical education from the University of California, Berkeley, and Master of Public Health degree from San Jose State University.

We believe Ms. Hirano is able to make valuable contributions as an executive officer of our company as a result of her prior technical experience in our industry and related industries.

Kristen Yen. Ms. Yen has over 25 years of clinical research experience in the pharmaceutical and medical device industries. She joined the Company 2006, and currently serves as the Senior Vice President of Global Clinical Operations and Patient Advocacy. Prior to joining the Company, she managed multiple U.S. and global clinical studies in oncology and held various positions of increasing responsibility at Titan Pharmaceuticals. She began her career in the industry as a clinical employee at PRA International. She has served as a team member and managed clinical studies in neonatology, neurology, pulmonary/allergy, cardiovascular disease, endocrine/metabolic disease, and oncology. She earned a Bachelor of Science degree in mathematics from the University of California, Davis, and a Master of Science degree in cell, molecular and neurosciences from the University of Hawaii, Manoa.

We believe Ms. Yen is able to make valuable contributions as an executive officer of our company as a result of her prior technical experience in our industry and related industries.

Meredith Manning. Ms. Manning joined the Company as its Chief Commercial Officer in January 2024 and brings more than 25 years of strategic leadership in global commercialization within the biopharmaceutical and medical device industries. Prior to joining the Company, Ms. Manning served as President of the Americas and on the U.S. Board of Directors at PharmaEssentia Corporation from February 2020 until November 2023, where she spearheaded the U.S. regulatory approval and commercial launch of BESREMi®. Prior to PharmaEssentia, Ms. Manning served as the Chief Commercial Officer at resTORbio from September 2018 until December 2019. She also previously held senior marketing and field leadership roles at Baxter International, Baxalta (now Takeda), Vertex Pharmaceuticals and Pfizer. Ms. Manning holds an M.B.A. from the University of Chicago Booth School of Business and a B.A. in Political Science from Colorado College.

We believe Ms. Manning is able to make valuable contributions as an executive officer of our company as a result of her comprehensive background in U.S. and global commercialization, brand building, rare disease expertise, and go-to-market strategies across all product lifecycle stages.

Michael Huang, M.D. Dr. Huang joined the Company as Senior Vice President, Clinical Development in November 2023 and had previously worked with us as a consultant since April 2023. Prior to joining Soleno, Dr. Huang was the Chief Medical Officer of DTx Pharma from May 2022 to January 2023, of AmMax Bio, Inc. from May 2020 to May 2022 and of Spruce Biosciences from June 2017 to February 2020. Earlier in his career, Dr. Huang held leadership roles at Regulus Therapeutics, Auspex Pharmaceuticals (until its acquisition by Teva), and Santarus, Inc. (until its acquisition by Salix). Dr. Huang received his Bachelor’s degree in molecular and cell biology from the University of California at Berkeley, his medical degree from the Chicago Medical School at Rosalind Franklin University, and his post-graduate internship and residency training from the University of California at Irvine / Long Beach Memorial Medical Center.

We believe Dr. Huang is able to make valuable contributions as an executive officer of our company as a result of his prior technical experience in our industry including his track record of bringing new therapies to market.

EXECUTIVE COMPENSATION

As of the close of our fiscal year 2024, we ceased to qualify as a smaller reporting company. However, we have relied on the applicable SEC guidance to continue to use smaller reporting company disclosure for our Annual Report on Form 10-K, which incorporates this Proxy Statement by reference. Therefore, this year’s Proxy Statement includes additional disclosures on a voluntary basis, including the treatment of Patricia Hirano as a named executive officer for 2024. Since we are reporting as a smaller reporting company, we not required to provide, and do not purport to provide, all of the disclosures required for a “Compensation Discussion and Analysis” as set forth in rules promulgated by the SEC.

Our named executive officers for the year ended December 31, 2024 are:

•	Anish Bhatnagar, M.D., our Chief Executive Officer and Chairman of the Board;

•	James Mackaness, our Chief Financial Officer;

•	Meredith Manning, our Chief Commercial Officer; and

•	Patricia Hirano, our Senior Vice President Regulatory Affairs.

Throughout this section, we refer to these four officers as our named executive officers.

2025 Summary Compensation Table

The Summary Compensation Table below sets forth information regarding the compensation awarded to or earned by our named executive officers during the years ended December 31, 2024 and 2023.

Name and Position	Year Ended December 31,	Salary ($)	Non-Equity Incentive Plan Compensation ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total($)
Anish Bhatnagar	2024	640,000	403,200	46,883,000	3,231,230	3,000	51,160,430
CEO and Chairman of the Board	2023	556,800	500,000	843,161	2,216,473	—	4,116,434
James Mackaness	2024	460,000	193,200	6,923,200	1,195,555	3,000	8,774,955
Chief Financial Officer	2023	400,000	240,000	152,691	418,945	—	1,211,636
Patricia Hirano	2024	375,000	137,813	5,018,600	516,997	3,000	6,051,410
Senior Vice President, Regulatory Affairs	2023	340,000	153,000	147,782	388,190	—	1,028,973
Meredith Manning Chief Commercial Officer	2024	415,179	173,661	1,947,200	5,234,010	13,000	7,783,050

(1)

Bonus awards for executives are accrued ratably throughout the year and are subject to review and approval by the Compensation Committee of the Board of Directors subsequent to the year in which they are earned and accrued. For additional information regarding our annual bonus program for 2024, please see the Section below titled “Named Executive Officer Compensation Overview – Annual Performance-Based Cash Incentives”.

(2)

The amounts in this column reflect the aggregate grant date fair value of each award granted during the fiscal years ended December 31, 2024 and 2023, as applicable, computed in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in the Notes to our audited financial statements for the years ended December 31, 2024 and 2023 in our Annual Report on Form 10-K as filed with the SEC on February 28, 2025.

(3)	The amounts in this column reflect a 401(k) matching contribution of $3,000 all named executive officers and a relocation stipend of $10,000 for Ms. Manning.

Employment Agreements

We have entered into employment agreements with our named executive officers. The agreements provide for “at-will” employment and set forth the terms and conditions of employment, including annual base salary, target bonus opportunity, equity compensation, severance benefits and eligibility to participate in our employee benefit plans and programs. In connection with their employment, Anish Bhatnagar, Patricia Hirano, and James Mackaness were also required to execute our standard employment, confidential information, invention assignment and arbitration agreement. The material terms of these employment agreements are summarized below. These summaries are qualified in their entirety by reference to the actual text of the employment agreements,

Agreement with Anish Bhatnagar

We entered into an employment agreement with Dr. Bhatnagar, dated May 15, 2015, pursuant to which Dr. Bhatnagar serves as our Chief Executive Officer. The agreement provides for “at-will” employment and sets forth certain agreed upon terms and conditions of employment. Dr. Bhatnagar’s current annual base salary is $739,000 and he has an annual target bonus equal to 60% of his base salary.

Potential payments and benefits upon termination or change of control

Pursuant to Dr. Bhatnagar’s employment agreement, if Dr. Bhatnagar’s employment is terminated without “Cause” (as defined in Dr. Bhatnagar’s employment agreement) or resignation by the employee for “Good Reason” (as defined in Dr. Bhatnagar’s employment agreement), and subject to Dr. Bhatnagar signing and not revoking a separation agreement and release of claims, then Dr. Bhatnagar will be entitled to the following severance payments and benefits:

•

If Dr. Bhatnagar’s termination or resignation occurs prior to six (6) months before a Change in Control (as defined in Dr. Bhatnagar’s employment agreement) of the Company: (i) continuing payments of severance pay at a rate equal to Dr. Bhatnagar’s base salary rate for fifteen (15) months from the date of such termination without Cause or resignation for Good Reason; (ii) if Dr. Bhatnagar elects continuation coverage pursuant to the Consolidated Budget Reconciliation Act of 1985 (“COBRA”), then the Company will reimburse Dr. Bhatnagar on the last day of each month for a period ending fifteen (15) months after Dr. Bhatnagar’s termination date for the COBRA premiums paid during such period for such coverage (at the coverage levels in effect immediately prior to Dr. Bhatnagar’s termination); and (iii) twenty-five percent (25%) of any unvested equity awards held by Dr. Bhatnagar as of the date of such termination without Cause or resignation for Good Reason shall immediately vest and become fully exercisable;

•

If such termination or resignation occurs within six (6) months prior to, or twelve (12) months following, a Change in Control of the Company: (i) continuing payments of severance pay at a rate equal to Dr. Bhatnagar’s base salary rate for eighteen (18) months from the date of such termination without Cause or resignation for Good Reason; (ii) if Dr. Bhatnagar elects continuation coverage pursuant to COBRA, then the Company will reimburse Dr. Bhatnagar on the last day of each month for a period ending eighteen (18) months after Dr. Bhatnagar’s termination date for the COBRA premiums paid during such period for such coverage (at the coverage levels in effect immediately prior to Dr. Bhatnagar’s termination); (iii) a payment equal to one hundred fifty percent (150%) of the annual target bonus opportunity for the year in which Dr. Bhatnagar is terminated without Cause or resigns for Good Reason; and (iv) one hundred percent (100%) of any unvested equity awards held by Dr. Bhatnagar as of the date of such termination without Cause or resignation for Good Reason shall immediately vest and become fully exercisable; and

•

If Dr. Bhatnagar is terminated without Cause or resigns for Good Reason during the term of Dr. Bhatnagar’s employment agreement, then Dr. Bhatnagar’s shall have one year following such termination without Cause or resignation for Good Reason to exercise any then vested options.

Agreement with James Mackaness

We entered into an employment agreement with Mr. Mackaness, dated November 11, 2020, as amended on January 8, 2021, pursuant to which Mr. Mackaness serves as our Chief Financial Officer. The agreement provides for “at-will” employment and sets forth certain agreed upon terms and conditions of employment. Mr. Mackaness’s current annual base salary is $511,000 and he has an annual target bonus equal to 40% of his base salary.

Potential payments and benefits upon termination or change of control

Pursuant to Mr. Mackaness’s employment agreement, if Mr. Mackaness’s employment is terminated without “Cause” (as defined in Mr. Mackaness’s employment agreement) or resignation by the employee for “Good Reason” (as defined in Mr. Mackaness’s employment agreement), and subject to Mr. Mackaness signing and not revoking a separation agreement and release of claims, then Mr. Mackaness will be entitled to the following severance payments and benefits:

•

If Mr. Mackaness’s termination or resignation occurs prior to three (3) months before a Change in Control (as defined in Mr. Mackaness’s employment agreement) of the Company, Mr. Mackaness will receive, in addition to Mr. Mackaness’s salary payable through the date of termination of employment: (i) continuing payments of severance pay at a rate equal to Mr. Mackaness’s base salary rate for nine (9) months from the date of such termination without Cause or resignation for Good Reason; and (ii) if Mr. Mackaness elects continuation coverage pursuant to the COBRA, then the Company will reimburse Mr. Mackaness on the last day of each month for a period ending nine (9) months after Mr. Mackaness’s termination date for the COBRA premiums paid during such period for such coverage (at the coverage levels in effect immediately prior to Mr. Mackaness’s termination);

•

If such termination or resignation occurs within three (3) months prior to, or six (6) months following, a Change in Control of the Company: (i) continuing payments of severance pay at a rate equal to Mr. Mackaness’s base salary rate for twelve (12) months from the date of such termination without Cause or resignation for Good Reason; (ii) if Mr. Mackaness elects continuation coverage pursuant to COBRA, then the Company will reimburse Mr. Mackaness on the last day of each month for a period ending twelve (12) months after Mr. Mackaness’s termination date for the COBRA premiums paid during such period for such coverage (at the coverage levels in effect immediately prior to Mr. Mackaness’s termination); (iii) a payment equal to fifty percent (50%) of the annual target bonus opportunity for the year in which Mr. Mackaness is terminated without Cause or resigns for Good Reason; and (iv) one hundred percent (100%) of any unvested equity awards held by Mr. Mackaness as of the date of such termination without Cause or resignation for Good Reason shall immediately vest and become fully exercisable.

Agreement with Patricia Hirano

We entered into an employment agreement with Ms. Hirano, dated January 1, 2019, as amended on January 8, 2021, pursuant to which Ms. Hirano serves as our Senior Vice President, Regulatory Affairs. The agreement provides for “at-will” employment and sets forth certain agreed upon terms and conditions of employment. Ms. Hirano’s current annual base salary is $432,000 and she has an annual target bonus equal to 35% of her base salary.

Potential payments and benefits upon termination or change of control

Pursuant to Ms. Hirano’s employment agreement, if Ms. Hirano’s employment is terminated without “Cause” (as defined in Ms. Hirano’s employment agreement) or resignation by the employee for “Good Reason” (as defined in Ms. Hirano’s employment agreement), and subject to Ms. Hirano signing and not revoking a separation agreement and release of claims, then Ms. Hirano will be entitled to the following severance payments and benefits:

•	If Ms. Hirano’s termination or resignation occurs prior to three (3) months before a Change in Control (as defined in Ms. Hirano’s employment agreement) of the Company, Ms. Hirano will receive, in addition to Ms. Hirano’s salary payable through the date of termination of employment: (i) continuing payments of severance pay at a rate equal to Ms. Hirano’s base salary rate for six (6) months from the date of such termination without Cause or resignation for Good Reason; (ii) if Ms. Hirano elects continuation coverage pursuant to the COBRA, then the Company will reimburse Ms. Hirano on the last day of each month for a period ending six (6) months after Ms. Hirano’s termination date for the COBRA premiums paid during such period for such coverage (at the coverage levels in effect immediately prior to Ms. Hirano’s termination);

•

If such termination or resignation occurs within three (3) months prior to, or six (6) months following, a Change in Control of the Company: (i) continuing payments of severance pay at a rate equal to Ms. Hirano’s base salary rate for six (6) months from the date of such termination without Cause or resignation for Good Reason; (ii) Ms. Hirano elects continuation coverage pursuant to COBRA, then the Company will reimburse Ms. Hirano on the last day of each month for a period ending six (6) months after Ms. Hirano’s termination date for the COBRA premiums paid during such period for such coverage (at the coverage levels in effect immediately prior to Ms. Hirano’s termination); (iii) a payment equal to fifty percent (50%) of the annual target bonus opportunity for the year in which Ms. Hirano is terminated without Cause or resigns for Good Reason; and (iv) one hundred percent (100%) of any unvested equity awards held by Ms. Hirano as of the date of such termination without Cause or resignation for Good Reason shall immediately vest and become fully exercisable.

Agreement with Meredith Manning

We entered into an employment agreement with Ms. Manning, dated January 23, 2024, pursuant to which Ms. Manning serves as our Chief Commercial Officer. The agreement provides for “at-will” employment and sets forth certain agreed upon terms and conditions of employment. Ms. Manning’s current annual base salary is $471,000 and she has an annual target bonus equal to 40% of her base salary.

Potential payments and benefits upon termination or change of control

Pursuant to Ms. Manning’s employment agreement, if Ms. Manning’s employment is terminated without “Cause” (as defined in Ms. Ms. Manning’s employment agreement) or resignation by the employee for “Good Reason” (as defined in Ms. Ms. Manning’s employment agreement), and subject to Ms. Manning signing and not revoking a separation agreement and release of claims, then Ms. Manning will be entitled to the following severance payments and benefits:

•

If Ms. Manning’s termination or resignation occurs prior to three (3) months before a Change in Control (as defined in Ms. Manning’s employment agreement) of the Company, Ms. Manning will receive, in addition to Ms. Manning’s salary payable through the date of termination of employment: (i) continuing payments of severance pay at a rate equal to Ms. Manning’s base salary rate for nine (9) months from the date of such termination without Cause or resignation for Good Reason; (ii) if Ms Manning elects continuation coverage pursuant to the COBRA, then the Company will reimburse Ms. Manning on the last day of each month for a period ending nine (9) months after Ms. Manning’s termination date for the COBRA premiums paid during such period for such coverage (at the coverage levels in effect immediately prior to Ms. Manning’s termination);

•

If such termination or resignation occurs within three (3) months prior to, or six (6) months following, a Change in Control of the Company: (i) continuing payments of severance pay at a rate equal to Ms. Manning’s base salary rate for twelve (12) months from the date of such termination without Cause or resignation for Good Reason; (ii) Ms. Manning elects continuation coverage pursuant to COBRA, then the Company will reimburse Ms. Manning on the last day of each month for a period ending twelve (12) months after Ms. Manning’s termination date for the COBRA premiums paid during such period for such coverage (at the coverage levels in effect immediately prior to Ms. Manning’s termination); (iii) a payment equal to fifty percent (50%) of the annual target bonus opportunity for the year in which Ms. Manning is terminated without Cause or resigns for Good Reason; and (iv) one hundred percent (100%) of any unvested equity awards held by Ms. Manning as of the date of such termination without Cause or resignation for Good Reason shall immediately vest and become fully exercisable.

Outstanding Equity Awards at December 31, 2024

The following table provides information regarding outstanding equity awards held by our named executive officers as of December 31, 2024.

	Grant Date	Option Awards						Stock Awards
		Number of Securities Underlying Unexercised Options				Option Exercise Price	Option Expiration Date	Number of Restricted Stock Units That Have Not Vested		Market Value of Restricted Stock Units That Have Not Vested
Name		Exercisable		Unexercisable
Anish Bhatnagar	1/11/2015	2,867	(1)	—		$135.00	1/11/2025	—		—
	5/15/2015	1,999	(1)	—		$349.50	5/15/2025	—		—
	1/10/2016	3,999	(1)	—		$120.75	1/10/2026	—		—
	6/8/2016	4,015	(1)	—		$90.00	6/8/2026	—		—
	4/19/2017	22,452	(1)	—		$44.25	4/19/2027	—		—
	2/7/2018	26,666	(1)	—		$24.00	2/7/2028	—		—
	1/24/2019	16,666	(1)	—		$25.05	1/24/2029	—		—
	5/18/2020	23,332	(1)	—		$51.15	5/18/2030	—		—
	1/8/2021	120,312	(2)	19,688		$33.60	1/8/2031	—		—
	1/28/2022	29,652	(3)	11,014		$5.10	1/28/2032	—		—
	7/27/2022	73,333	(1)	—		$2.60	7/27/2032	—		—
	1/25/2023	55,104	(3)	59,896		$2.41	1/25/2033	—		—
	5/26/2023	254,286	(4)	227,520		$5.25	5/26/2033	—		—
	1/4/2024	—		100,000	(5)	$36.70	1/4/2034	—		—
	7/17/2024	—		—		—	—	425,000	(6)	$19,103,750	(7)
James Mackaness	11/16/2020	20,000	(1)	—		$30.75	11/16/2030	—		—
	1/28/2022	9,479	(3)	3,521		$5.10	1/28/2032	—		—
	7/27/2022	5,000	(1)	—		$2.60	7/27/2032	—		—
	1/25/2023	14,375	(3)	15,625		$2.41	1/25/2033	—		—
	5/26/2023	46,049	(4)	41,202		$5.25	5/26/2033	—		—
	1/4/2024	—		37,000	(5)	$36.70	1/4/2034	—		—
	7/17/2024	—		—		—	—	50,000	(6)	$2,247,500	(7)
Patricia Hirano	4/19/2017	266	(1)	—		$44.25	4/19/2027	—		—
	2/7/2018	6,000	(1)	—		$24.00	2/7/2028	—		—
	1/24/2019	4,400	(1)	—		$25.05	1/24/2029	—		—
	1/23/2020	2,333	(1)	—		$51.15	1/23/2030	—		—
	1/8/2021	18,504	(2)	3,029		$33.60	1/23/2031	—		—
	1/28/2022	5,346	(3)	1,987		$5.10	1/28/2032	—		—
	7/27/2022	13,333	(1)	—		$2.60	7/27/2032	—		—
	1/25/2023	9,583	(3)	10,417		$2.41	1/25/2033	—		—
	5/26/2023	44,569	(4)	39,879		$5.25	5/26/2033	—		—
	1/4/2024	—		16,000	(5)	$36.70	1/4/2034	—		—
	7/17/2024	—		—		—	—	42,500	(6)	$1,910,375	(7)
Meredith Manning	1/24/2024	—		128,000	(8)	$46.31	1/24/2034	—		—
	7/17/2024	—		—		—	—	40,000	(9)	$1,798,000	(7)

(1)	The options listed are fully vested and may be exercised in full.

(2)

The shares subject to the stock option vest as follows: twelve and one-half percent (12.5%) of the shares vest upon the date following the acceptance by the US FDA of an NDA submission for (diazoxide choline) extended-release tablets (now known as VYKATTM XR), twelve and one-half percent (12.5%) of the shares vest upon the submission by the Company to the European Medicines Agency European of an MAA for (diazoxide choline) extended-release tablets, and one forty-eighth (1/48th) of the remaining shares vest each month after the vesting commencement date on the same day of the month as the vesting commencement date, subject to optionee continuing to be a service provider of the Company through each such date.

(3)

The shares subject to the stock option vest over a four-year period as follows: 1/48th of the shares vest each month beginning on the vesting commencement date, subject to the officer’s continued service to the Company through each vesting date.

(4)

The shares subject to the stock option vest over a three-year period as follows: 1/36th of the shares vest each month beginning on the vesting commencement date, subject to the officer’s continued service to the Company through each vesting date.

(5)

The shares subject to the stock option vest over a three-year period as follows: 50% of the shares vest on the one year anniversary of the vesting commencement date and the remaining 50% vest in equal amounts each month thereafter over the next twenty-four months, subject to the officer’s continued service to the Company through each vesting date.

(6)

Represents Performance-Based RSUs awarded from the 2014 Plan, which will vest upon FDA approval of the Company’s NDA for VYKATTM XR, subject to officer’s continued service to the Company through such date.

(7)	The market value of RSUs awarded is based on the Company’s common stock price of $44.95 as of December 31, 2024.
(8)

The shares subject to the stock option vest over a four-year period as follows: 25% of the shares vest on the one year anniversary of January 23, 2024 and one forty-eighth of the shares vest each month thereafter, subject to the officer’s continued service to the Company through each vesting date.

(9)

Represents Performance-Based RSUs awarded from the 2014 Plan, 50% of which will vest upon FDA approval of the Company’s NDA for VYKATTM XR and 50% of which will vest upon the one-year anniversary of FDA approval of the Company’s NDA for VYKATTM XR, subject to officer’s continued service to the Company through such date.

CEO Pay Ratio Disclosure

Reporting as a smaller reporting company, the Company is not required to provide pay ratio disclosure.

Pay-Versus-Performance
Chart
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between compensation actually paid to our Principal Executive Officer (the “PEO”) and the other named executive officers (the
“Non-PEO
named executive officers”) and certain financial performance metrics of the Company using a methodology that has been prescribed by the SEC.

Year	Summary Compensation Table Total for Principal Executive Officer ($)	Compensation Actually Paid to PEO ($)(1)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(3)(4)	Average Compensation Actually Paid to Non-PEO NEOs ($)(2)(4)	Value of Initial Fixed $100 Investment Based On Company Total Stockholder Return ($)(5)	Net Income($)(6)
2024	51,160,430	63,219,718	7,536,472	9,017,735	679.10	(175,489,000)
2023	4,116,434	29,004,257	1,120,305	5,660,808	608.08	(38,988,000)
2022	1,128,691	707,389	551,564	476,813	29.91	(24,067,000)

(1)
Compensation actually paid does not mean that our PEO was actually paid those amounts in the listed year, but this is a dollar amount derived from the starting point of summary compensation table total compensation under the methodology prescribed under the SEC’s rules, as shown in the adjustment table below.

Adjustments to Determine PEO Compensation Actually Paid	2024	2023	2022
Summary Compensation Table Total for PEO ($)	51,160,430	4,116,434	1,128,691
Minus Grant Date Fair Value of Equity Awards in Summary Compensation Table ($)	50,114,230	3,059,634	293,492
Plus Year End Fair Value of Equity Awards Granted During Year That are Outstanding and Unvested at Fiscal Year End ($)	22,983,333	18,513,309	92,653
Plus Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	1,266,689	2,574,185	(220,750)
Plus Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	26,971,625	6,560,986	62,398
Plus Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	10,951,871	298,977	(62,111)
Minus Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	0	0	0
Compensation Actually Paid to PEO ($)	63,219,718	29,004,257	707,389

(2)
For purposes of the adjustments to determine “compensation actually paid”, we computed the fair value of stock option awards and restricted stock units in accordance with FASB ASC Topic 718 as of the end of the relevant fiscal year, other than fair values of equity awards that vested in the Covered Year, which are valued as of the applicable vesting date. The valuation assumptions used in the calculation of such amounts are set forth in Note
9-Stockholders’
Equity (Deficit) in our Annual Report on Form
10-K
for the fiscal year ended December 31, 2024 as filed with the SEC on February 28, 2025 (“Note 9”).

(3)
This figure is the average of the summary compensation table total compensation for the non-PEO
NEOs in each listed year. The names of the
non-PEO
NEOs for each Covered Year are: for 2024, James Mackaness, Patricia Hirano and Meredith Manning; for 2023, James Mackaness and Patricia Hirano; for 2022, James Mackaness and Patricia Hirano.

(4)
This figure is the average of compensation actually paid for the non-PEO
NEOs in each Covered Year. Compensation actually paid does not mean that these NEOs were actually paid those amounts in the listed year, but this is a dollar amount derived from the starting point of summary compensation table total compensation under the methodology prescribed under the SEC’s rules, as shown in the adjustment table below.

Adjustments to Determine Average Non-PEO NEO Compensation Actually Paid	2024	2023	2022
Average Summary Compensation Table Total for Non-PEO NEOs ($)	7,536,472	1,120,305	551,564
Minus Non-PEO NEO Average Grant Date Fair Value of Equity Awards in Summary Compensation Table ($)	6,945,187	553,804	70,164
Plus Non-PEO NEO Average Year End Fair Value of Equity Awards Granted During Year That are Outstanding and Unvested at Fiscal Year End ($)	4,314,738	3,435,489	21,967
Plus Non-PEO NEO Average Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	156,468	424,068	(31,508)
Plus Non-PEO NEO Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	2,663,271	1,179,152	14,575
Plus Non-PEO NEO Average Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	1,291,973	55,599	(9,625)
Minus Non-PEO NEO Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	0	0	0
Average Compensation Actually Paid to Non-PEO NEOs ($)	9,017,735	5,660,808	476,813

(5)
Total stockholder return is calculated by assuming that a $100 investment was made at the close of trading on the last trading day of the prior fiscal year and reinvesting all dividends until the last day of each reported fiscal year.

(6)	The dollar amounts reported are the Company’s net income reflected in the Company’s audited financial statements.
Relationship Descriptions
The following graph illustrates the relationship between compensation actually paid for the Covered Years and (i) our cumulative total stockholder return and (ii) our net income.
Pay-Versus-Perform
ance
Chart

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding stock options	Weighted- average exercise price of outstanding options	Number of securities to be issued upon vesting of outstanding RSUs	Number of securities remaining available for future issuance under equity compensation plans
2014 Equity Incentive Plan approved by security holders	2,882,560	$21.59	939,865	155,517
2020 Inducement Equity Incentive Plan not approved by security holders	1,089,238	$40.40	—	5,318

NAMED EXECUTIVE OFFICER COMPENSATION OVERVIEW

Summary

The following Named Executive Officer Compensation Overview (NEOCO) describes the philosophy, objectives, and structure of our 2024 executive compensation program and includes discussion and background information regarding the compensation of the current executive officers identified below. We refer to these executives collectively as our “named executive officers” or “NEOs”. This section discusses the material components of the executive compensation program for our NEOs. This NEOCO is intended to be read in conjunction with the tables immediately prior to this section, which provide further historical compensation information.

As of the close of our fiscal year 2024, we ceased to qualify as a small reporting company and, therefore, have decided to include additional detail regarding our executive compensation program. However, these disclosures are being made on a voluntary basis given our status as a smaller reporting company during 2024 and the SEC’s guidance that allows us to continue to use scaled disclosure applicable to smaller reporting companies in our Annual Report on Form 10-K for fiscal year 2024, which incorporates this Proxy Statement by reference.

Our NEOs, consisting of our principal executive officer and the next three most highly compensated executive officers, for the year ended December 31, 2024, were:

•	Anish Bhatnagar, M.D., our Chief Executive Officer and Chairman of the Board;

•	James Mackaness, our Chief Financial Officer;

•	Meredith Manning, Chief Commercial Officer; and

•	Patricia Hirano, Senior Vice President of Regulatory Affairs.

Compensation Philosophy

We believe that an appropriate, well-designed compensation program should align executive interests with the drivers of growth and stockholder returns by supporting our achievement of our primary business goals. Further, the compensation program must enable us to attract and retain employees whose talents, expertise and leadership can drive our success and sustained growth in long-term stockholder value. We have designed and implemented a compensation program that is appropriate for our company given our business, industry, growth and other factors.

We operate in an intensely competitive market and seek to attract and retain a highly talented management team. To meet this challenge, we have embraced a performance-oriented compensation philosophy focused on creating long-term value. Our executive compensation program is heavily weighted toward variable, at-risk pay through short-term cash incentives and long-term equity awards. Our Compensation Committee used its judgment, as well as market data in consultation with its independent compensation consultant, to establish an appropriate mix of pay elements that will reward our NEOs for the achievement of specific key strategic objectives while also creating long-term stockholder value.

Key Accomplishments of the 2024 Business Results

We finished 2024 with strong momentum in our clinical development program and commercial readiness activities. Key accomplishments include:

•

Submitted an NDA for our lead product candidate, diazoxide choline extended-release tablets (formerly referred to as DCCR and now referred to as VYKATTM XR) for the treatment of Prader-Willi syndrome (PWS) in June 2024, which was accepted by the U.S. Food and Drug Administration (FDA) and granted Priority Review in August 2024. The FDA subsequently extended the review period from December 27, 2024 by three months and assigned an updated Prescription Drug User Fee Act (PDUFA) target action date of March 27, 2025.

•	Granted Breakthrough Therapy Designation by the FDA for VYKATTM XR in April 2024.

•

Continued strengthening the Company’s commercial organization in preparation for an anticipated U.S. launch of VYKATTM XR, including implementing key commercial and medical affairs programs, including disease state and payor education, data analytics, and supporting infrastructure.

•

Strengthened the Company’s financial position by closing on approximately $158.7 million in an underwritten public offering in May 2024 at a price of $46 per share and entering into a loan and security agreement with Oxford Finance LLC and its affiliates for up to $200 million in December 2024.

Key Aspects of the 2024 Executive Compensation Program

Equity awards comprising of over 90% of our NEOs’ Compensation. More than 90% of each of our NEOs’ target 2024 compensation was variable, at-risk long-term equity awards, consisting of stock options, restricted stock units (RSUs), and performance-based restricted stock units (PSUs). The Compensation Committee established a strong link between pay and performance for our NEOs through the 2024 annual cash bonus and PSUs, ensuring an alignment of interests between the NEOs and those of our stockholders.

Base Salary. As discussed further below, our Compensation Committee approved a salary increase for each of our NEOs to bring their base salary closer to market levels. Prior to 2024, we deferred substantial increases to cash compensation for our NEOs to preserve cash for our ongoing operations.

Annual Cash Incentive Opportunity. Our 2024 annual cash incentive was based on achievement of certain non-financial goals in research and development and operations, consistent with market practice for other companies similar to us in industry, stage of development and size. The Compensation Committee used these goals to focus executive officers on the critical strategic priorities of regulatory approval and commercial readiness activities. We achieved these goals above the target and the Compensation Committee approved a payout at 105% of the target.

2024 Equity Awards. Because of our historical capital raises, at the beginning of 2024, our issued and total option pool overhang were well below the 25th percentile of the competitive market. While the Compensation Committee wanted to ensure appropriate compensation for the accomplishments of our executive team, they were also interested in ensuring that compensation was delivered only upon the achievement of operational milestones aligned with the material increase of stockholder value. For these reasons, in addition to annual time-based option awards positioned at levels consistent with the competitive market, the Compensation Committee also made one-time PSU award designed to help offset dilutive impact of prior fundraising activities. Following the approval of the Company’s stockholders of a substantial one-time increase in the Company’s option pool at the 2024 annual meeting of stockholders, the Compensation Committee approved the performance-based awards for the Company’s NEO issued in July 2024 scheduled to vest (with the exception of Ms. Manning) as follows: (i) 25% on August 1, 2024, (ii) 25% on the date that the FDA accepted the Company’s NDA for VYKATTM XR, and 50% on the date that the FDA approved the Company’s NDA for VYKATTM XR, subject to the NEO continuing as a service provider through each such date. Due to Ms. Manning’s short tenure with the Company at the time, the Compensation Committee approved her July 2024 award with a vesting schedule of (i) 50% on the date that the FDA approved the Company’s NDA for VYKATTM XR and (ii) 50% on the one year anniversary of the such date.

Compensation Determination Process

Role of the Compensation Committee

The Compensation Committee establishes the compensation philosophy and objectives, determines the structure, components and other elements of executive compensation, and reviews and approves the compensation of the NEOs or recommends it for approval by the Board. The Compensation Committee structures the executive compensation program to accomplish its articulated compensation objectives in light of the compensation philosophy described above. From time to time, and in conjunction with our Compensation Committee, the independent members of our Board may also be involved in setting the compensation of our CEO and other NEOs and determining the corporate objectives upon which our short-term and long-term incentives are based.

The Compensation Committee annually reviews compensation policies and procedures to determine if any updates are needed. The Compensation Committee also approves, or recommends to the Board for approval, the corporate objectives associated with our annual performance-based cash incentive program, as well as assessing the Company’s performance against those corporate objectives after the end of the year or making a recommendation to the Board as to the extent to which the Company has met those corporate objectives. Our Compensation Committee’s decisions and recommendations regarding executive compensation are based on the Compensation Committee’s assessment of the performance of Soleno and each individual executive officer, as well as other factors, such as prevailing industry trends and the competitive market for executive talent.

The Compensation Committee meets periodically throughout the year to manage and evaluate our executive compensation program, and generally determines executive compensation on an annual basis, typically at the beginning of each fiscal year; however, decisions may occur during the year for new hires, promotions or other special circumstances as the Compensation Committee determines appropriate.

Role of the CEO and Management

The Compensation Committee generally seeks the input of our CEO when discussing the performance of, and compensation for, our executive officers, including the NEOs other than the CEO. Our CEO is instrumental in developing both our annual and long-term strategic objectives and goals, which are reviewed and approved by the Compensation Committee and the Board. Further, our CEO is also instrumental in providing perspective on our performance against those goals.

Our CEO reviews the performance of the other executive officers, including the other NEOs, annually and presents his conclusions to the Compensation Committee and Board. He then provides corresponding compensation recommendations, including base salary adjustments, annual performance-based cash compensation targets and payouts, and equity awards. The Compensation Committee considers the CEO’s input as one factor in its deliberations to determine the compensation of our executive officers, including the other NEOs. The Compensation Committee gives significant weight to the recommendations of the CEO in light of his greater familiarity with the day-to-day performance of his direct reports and the importance of incentive compensation in driving the execution of managerial initiatives developed and led by the CEO.

While the CEO may attend Compensation Committee and Board meetings, the CEO may not be present during voting or deliberations on his compensation.

In addition, other members of management may attend Compensation Committee and Board meetings to provide background information or advice, or to answer Compensation Committee and Board member questions, including with respect to the financial, accounting, tax and retention implications of various compensation decisions.

Role of the Independent Compensation Consultant

The Compensation Committee recognizes that there is value in procuring independent, objective expertise in connection with fulfilling its duties, and pursuant to its charter, the Compensation Committee has the authority to select and retain advisors to assist it with carrying out its duties and responsibilities.

The Compensation Committee has engaged the services of an independent compensation consultant, the Human Capital Solutions practice of Aon plc (Aon), to assist it in connection with making executive compensation decisions. The Compensation Committee has the authority, under its charter, to retain, terminate and set the terms of the Company’s relationship with Aon or any other outside advisors that assist the Compensation Committee in carrying out its responsibilities.

The Compensation Committee annually assesses the independence of Aon pursuant to SEC and Nasdaq rules. The Compensation Committee assessed the independence of Aon consistent with Nasdaq listing standards and concluded that the engagement of Aon does not raise any conflict of interest.

For our fiscal year 2024, Aon assisted the Compensation Committee with, among other things:

•	Providing compensation-related data for a peer group of companies to serve as a basis for assessing competitive compensation practices;

•	Reviewing and assessing our current non-employee director, CEO and other executive officer compensation policies and practices and equity profile, relative to market practices;

•

Reviewing and assessing our current executive compensation program relative to market practices to identify any potential changes or enhancements to be brought to the attention of the Compensation Committee; and

•	Reviewing market practices regarding base salary, bonus and equity programs.

While the Compensation Committee took into consideration the review and recommendations of Aon when making decisions about our executive compensation program, ultimately, the Compensation Committee made its own independent decisions in determining our executives’ compensation.

Consideration of Comparative Market Data

The Compensation Committee believes that obtaining relevant market and benchmark data is important to making determinations about executive compensation. This information provides a solid reference point for making decisions and very helpful context, even though, relative to other companies, there are differences and unique aspects of the Company.

With Aon’s assistance and input, the Compensation Committee annually adopts a peer group of companies that it uses as a reference group to provide a broad perspective on competitive pay levels and practices. The Compensation Committee reviews and approves the peer group companies that are used to evaluate competitive market compensation. In doing so, the Compensation Committee seeks to approve a peer group that is representative of the sector in which we operate and includes companies within an appropriate defined range in terms of key attributes.

In November 2023, the Compensation Committee determined that our peer group for determining the compensation of our NEOs in 2024 would consist of biotech companies primarily in Phase III of clinical development or emerging commercial companies. In general, the selection criteria consisted of the following:

•	market capitalizations between $400 million and $3.6 billion,

•	headcount generally below 100 employees, and

•	preference given to companies headquartered in the San Francisco Bay Area and other biotech talent hubs where Soleno is most likely to recruit for executive talent.

Based on these criteria, the peer group for setting 2024 compensation consisted of the following companies:

89bio Inc.	lovance Biotherapeutics Inc.	Travere Therapeutics Inc.
Alector Inc.	KalVista Pharmaceuticals Inc.	Vera Therapeutics Inc.
Amylyx Pharmaceuticals Inc.	Mirum Pharmaceuticals Inc.	Viking Therapeutics Inc.
Arcus Biosciences Inc.	Pliant Therapeutics Inc.	Vir Biotechnology Inc.
Cogent Biosciences Inc.	Protagonist Therapeutics Inc.	Viridian Therapeutics Inc.
CymaBay Therapeutics Inc	REGENXBIO Inc.
Geron Corporation	Rhythm Pharmaceuticals Inc.

The Committee reviews the compensation peer group annually to ensure that the companies in the group are appropriate comparator companies.

Overview of Compensation Program Governance

The Company assessed the effectiveness of the executive compensation program from time to time and reviewed risk mitigation and governance matters, which included the following best practices:

What We Do	What We Don’t Do

Pay for performance - structure a substantial portion of pay to be “at risk” and based on Company performance	No excise tax or other gross ups on a change in control

Maintain an independent compensation committee that retains an independent compensation consultant	No single trigger change in control benefits

Establish annual incentives based on achievement of rigorous performance goals	No guaranteed bonuses

Establish and regularly review a peer group of companies based on industry, revenue and market capitalization and review peer pay regularly as a reference point	No hedging of company stock by our executive officers or directors

Balance short-term and long-term pay opportunities, so we do not over-emphasize short-term performance at the expense of long-term goals	No pledging of company stock by our executive officers or directors

Have a compensation recovery policy (“clawback”) in place	No employment agreements that guarantee employment for our NEOs, who are at-will employees

Overall Compensation

Our executive compensation program generally consists of, and is intended to strike a balance among, the following three principal components: base salary, annual performance-based cash bonus, and long-term incentive equity compensation.

Base Salary

We provide each NEO with a base salary for the services that the executive officer performs for us. Base salaries were initially set at the time each NEO commenced employment with us and are reviewed annually. The Compensation Committee, in setting future salary determinations, will take into account a range of factors, which may include some or all of the following: the NEO’s position and responsibilities associated with that position; length of service; experience, expertise, knowledge, and qualifications; market factors; the industry in which we operate and compete; recruitment and retention factors; the NEO’s individual compensation history; salary levels of the other members of our executive team and similarly situated executives at comparable companies; and our overall compensation philosophy.

For 2024, our Board of Directors approved increases to base salaries for our NEOs based on factors evaluated by the Compensation Committee, including performance and evaluation of the third-party market compensation data provided by Aon, as necessary to be competitive with our peer group. The 2024 base salaries became effective on January 1, 2024. As noted above, for several years during the development of our clinical program for VYKATTM XR, we held cash compensation artificially low to the competitive market to allow us to devote limited cash resources to the advancement of our mission and clinical objectives. As we have achieved key clinical milestones and raised additional capital, we have begun the process of bringing compensation in line with competitive levels for other companies similar to us in size and stage of development. In late 2023, the independent advisors to our Compensation Committee found that compensation for our NEOs was positioned significantly below the 25th percentile of the competitive market. Based on these findings, and Aon modeling of adjustments required to move cash compensation toward the competitive market median, the Compensation Committee approved the January 2024 adjustments with the understanding that further adjustments may be needed in subsequent years to fully-align our longest-tenured NEOs to the competitive market.

NEO	2024 Base Salary	2023 Base Salary	Change
Anish Bhatnagar, M.D.	$640,000	$556,800	15%
James Mackaness	$460,000	$400,000	13%
Meredith Manning(1)	$440,000	N/A	N/A
Patricia Hirano	$375,000	$340,000	9.3%

(1)	Ms. Manning was hired on January 23, 2024.

Annual Performance-Based Cash Incentives

Our annual cash incentives for executive officers reward our NEOs for the achievement of key short-term objectives. Annual cash incentives are designed to motivate our NEOs to achieve research, clinical, operational, and organizational performance objectives that the Compensation Committee views as critical to the execution of our business strategy. For 2024, annual incentives for our NEOs were based 100% on corporate performance objectives.

Target Opportunities. The Compensation Committee determines the target cash incentive opportunity available to each NEO by taking the individual’s annual base salary in effect for the year and multiplying it by the individual’s target incentive percentage. Among other factors, the target incentive percentages are determined with reference to the peer group company percentages of salary for the respective positions and the proportion of total direct compensation represented by the annual cash incentive. For 2024, our NEOs had the following annual cash bonus targets:

NEO	2024 Target Annual Bonus Opportunity as a % of Base Salary	2023 Target Annual Bonus Opportunity as a % of Base Salary
Anish Bhatnagar, M.D.	60%	50%
James Mackaness	40%	40%
Meredith Manning	40%	N/A
Patricia Hirano	35%	30%

Corporate Performance Goals. As a pre-commercial biopharmaceutical company, we did not have revenue during 2024 and our success was best measured by achievement of certain developmental, research, and operational milestones. The corporate goals for 2024 were determined by our Board upon recommendation from the Compensation Committee and included certain developmental, research, and operational milestones. The goals were selected to directly impact our ability to advance our clinical program, meet regulatory deadlines, prepare for potential commercialization and expand our operations to increase the overall value of the Company in the future.

Our product development goals emphasized the importance of meeting key clinical milestones on a timely basis and creating stockholder value. Likewise, our product development goals were aligned with our strategic investment in research and development. The goals pertain to confidential company development and business plans, the disclosure of which in any additional granularity would result in competitive harm to the Company.

In January 2025, the independent members of our Board of Directors reviewed performance against the 2024 corporate goals. The independent members of our Board of Directors recognized the effective execution and significant progress made on certain critical business goals, including the advancement of our clinical programs and preparation for commercial launch. The independent members of our Board of Directors considered these achievements to be significant. Accordingly, our Board of Directors determined that our corporate goals were achieved at 105% of target.

Payouts. The Compensation Committee and the independent members of our Board of Directors determined the 2024 corporate performance level for the NEOs to determine the total annual bonus payout. The amounts of the annual bonus awards for 2024 were determined as follows:

NEO	Base Salary	Target Annual Bonus	Target Incentive Amount	Corporate Performance	Payout
Anish Bhatnagar, M.D.	$640,000	60%	$384,000	105%	$403,200
James Mackaness	$460,000	40%	$184,000	105%	$193,200
Meredith Manning(1)	$440,000	40%	$176,000	105%	$173,661
Patricia Hirano	$375,000	35%	$131,250	105%	$137,812

(1)	Ms. Manning’s bonus payout was prorated based on the days she worked for the Company in 2024.

Equity Awards

The third and largest component of the executive compensation program are equity incentives. The Compensation Committee designed the 2024 equity incentive opportunity for the NEOs to motivate, retain and reward executive officers to achieve multiyear strategic goals and deliver sustained long-term value to stockholders. Grants to our NEOs and other employees are made at the discretion of the Compensation Committee and are generally made upon commencement of employment, promotion or annually during the first quarter of each year. During 2024, we also made a mid-year grant of performance-based RSUs (PSUs), as described below.

We believe that our equity awards are an important retention and motivation tool for our executive officers, as well as for our other employees. We believe that equity awards provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. Long-term equity incentives also promote retention, because executive officers will only receive value if they remain employed by us over the required term.

Time-based Annual Grant

Our 2024 annual incentive program consisted of grants of stock options and RSUs. Historically, we have used stock option grants because we believe that they are an effective means by which to align the long-term interests of our executive officers with those of our stockholders. Among companies like ours that are similar in terms of stage of development, options are very common as the form of equity awards. Stock options motivate stock price appreciation over the long term because they deliver value only if the stock price increases. The use of stock options also can provide tax and other advantages to our executive officers relative to other forms of equity compensation.

Starting in 2023, we began to grant time-based RSUs with the intent that they would serve as an important retention vehicle during our regulatory submission and approval process with the FDA and align the interests of management and stockholders to promote stability and retention of our executive team, while being less dilutive than stock options.

In determining the number of stock options and RSUs to be granted to an NEO, the Compensation Committee took into account the range of long-term incentive award values granted to executive officers at the companies in the Company’s peer group. For the 2024 annual awards, our NEOs, other than Ms. Manning, received a split of 40% stock options and 60% RSUs. Ms. Manning was hired after our 2024 annual awards were granted and she received her new hire grant consisting entirely of stock options.

The exercise price of all stock option awards to all NEOs is equal to the closing price of our shares on the date of the grant, and all stock options granted in 2024 have a ten-year term. The options are subject to time-based vesting, with 50% of the shares subject to the option vesting on January 1, 2025 and one-twenty-fourth of the remaining shares subject to the option vesting on each one-month anniversary thereafter. The RSUs were subject to time-based vesting in equal quarterly increments on March 31, June 30, September 30 and December 31, 2024. The vesting of stock options and RSUs is subject to the NEO’s continued provision of services to the Company. Vesting of awards may accelerate under certain termination and change in control events as described above under “Potential payments and benefits upon termination or change of control” in the Executive Compensation section.

One-time Special PSU Grant

On July 17, 2024, our Board, upon the recommendation of the Compensation Committee, granted PSUs to all of the Company’s employees, including our NEOs. As discussed in our Proxy Statement for the Annual Meeting of Stockholders in June 2024, given our history of raising capital, stock performance and the number of shares available in our equity incentive pool, our employees were significantly underequitized when compared to our peers. A 2023 Aon study found that our issued and total overhang were both significantly below the 25th percentile of the competitive market (in each case just over 50% of the 25th percentile). For this reason, in advance of our 2024 Annual Meeting, we requested a one-time increase to our equity incentive pool to facilitate our ability to bring compensation levels in-line with competitive market levels. To further enhance the alignment of these awards with the responsible delivery of long-term value creation for our stockholders, the Compensation Committee determined to grant these awards in the form of PSUs. The Compensation Committee believed that the selected performance hurdles reflect key milestone achievements needed to advance our novel therapeutics through our research and development pipeline, which in turn has a significant impact on our ability to create sustainable stockholder value.

The PSUs vested as follows: (i) 25% of the shares subject to the award vested on August 1, 2024, (ii) 25% of the shares subject to the award vested on August 27, 2024, the date that the FDA accepted the Company’s NDA for VYKATTM XR, and (iii) 50% of the shares subject to the award vested on March 26, 2025, the date that the FDA approved the Company’s NDA for VYKATTM XR.

The annual stock option and RSU awards granted to our NEOs on January 4, 2024 and the PSUs granted to our NEOs on July 17, 2024, are set forth in the table below:

NEO	Stock Options (#)		Stock Options(1)	RSUs (#)	RSUs(1)	PSUs (#)	PSUs (1)
Anish Bhatnagar, M.D.	100,000		$3,231,230	150,000	$5,505,000	850,000	$41,378,000
James Mackaness	37,000		$1,195,555	56,000	$2,055,200	100,000	$4,868,000
Meredith Manning	128,000	(2)	$5,234,010	N/A	N/A	40,000	$1,947,200
Patricia Hirano	16,000		$516,997	24,000	$880,800	85,000	$4,137,800

(1)

The amounts reported are grant date fair value computed in accordance with ASC Topic 718 based on the closing price of our common stock on the date of grant. These amounts do not reflect the actual economic value that may ultimately be realized by the NEOs.

(2)	Represents the initial award granted to Ms. Manning following the commencement of her employment in January 2024.

Retirement Benefits

All of our NEOs are eligible to participate in our 401(k) plan on the same basis as our other employees. Our 401(k) plan provides that each participant may contribute up to the statutory limit, which was $23,000 in 2024.

Participants who are at least 50 years old can also make “catch-up” contributions of an additional $7,500 above the statutory limit in 2023 and 2024. In 2024, we made 50% matching contributions up to $3,000 of such participants contributions under the plan. We do not offer any retirement benefits other than our 401(k) plan.

Perquisites

We do not provide any perquisites or other personal benefits to our NEOs other than those we provide to all our similarly situated employees.

Additional Compensation Policies and Practices

Compensation Recovery Policy

Our Board of Directors has adopted a compensation recovery policy (the Compensation Recovery Policy) intended to comply with applicable SEC rules and Nasdaq listing standards. The Compensation Recovery Policy is administered by our Compensation Committee (in such capacity, the Administrator) and enables us to recover from current and former officers, and such additional employees as may be identified by the Administrator from time to time, incentive-based compensation, as defined in the Compensation Recovery Policy, in the event of an accounting restatement resulting from material noncompliance with any financial reporting requirements under federal securities laws. For more information, see the full text of our Compensation Recovery Policy, which is filed as an exhibit to our Annual Report.

Accounting Policies for Stock-Priced Compensation

We follow the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 (ASC 718), for our stock-based compensation awards. ASC 718 requires companies to calculate the grant date “fair value” of their stock-based awards using a variety of assumptions. ASC 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award. Grants of stock options under our equity incentive award plans are accounted for under ASC 718. Our Board or Compensation Committee will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs.

Risks from Compensation Policies and Practices

The Compensation Committee reviews our compensation policies and practices to determine areas of potential risks and the actions we have taken, or should take, to mitigate any such identified risks. Based on the Compensation Committee’s review of our compensation policies and practices, we do not believe that any risks relating to our compensation policies and practices are reasonably likely to have a material adverse effect on our business.

Option Award Disclosure

The Compensation Committee does not grant stock options or similar equity awards during periods in which there is material nonpublic information about our Company, including (1) outside a “trading window” established in connection with the public release of quarterly results information or (2) at any time during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form 8-K that discloses material nonpublic information. The Compensation Committee does not take material nonpublic information into account when determining the timing and terms of equity awards. Stock options may occasionally be awarded on an off-cycle basis, including to new hires. The Company has not timed the disclosure of material nonpublic information to affect the value of executive compensation.

COMPENSATION COMMITTEE REPORT

The information contained in the following Compensation Committee Report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

The compensation committee has reviewed and discussed the foregoing “Executive Compensation” section of this proxy statement with management. Based on this review and discussion, the compensation committee recommended to our Board of Directors that such information be included in this proxy statement.

Respectfully submitted by the members of the compensation committee of the Board of Directors:

Andrew Sinclair (Chair)

William G. Harris

Matthew Pauls

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock at April 1, 2025, for:

•	each of our directors;

•	each of our named executive officers;

•	all of our current directors and executive officers as a group; and

•	each person, or group of affiliated persons, who beneficially owned more than 5% of our Common Stock.

We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of our Common Stock that they beneficially owned, subject to applicable community property laws.

Applicable percentage ownership is based on 49,519,303 shares of our Common Stock outstanding as of April 1, 2025. We have deemed shares of our common stock subject to stock options or warrants that are currently exercisable or exercisable within 60 days of April 1, 2025 to be outstanding and to be beneficially owned by the person holding the stock option or warrant for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated below, the address of each beneficial owner listed in the table below is care of Soleno Therapeutics, Inc., 100 Marine Parkway, Suite 400, Redwood City, California, 94065.

	Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares	%
5% Stockholders
Entities Associated with Vivo Capital LLC (1)	4,458,294	9.0
Entities Associated with Janus Henderson (2)	5,188,265	10.5
Entities Associated with Nantahala Capital Management (3)	4,349,435	8.8
Entities Associated with Adage Capital Advisors, LLC (4)	2,775,976	5.6
Named Executive Officers and Directors:
Anish Bhatnagar (5)	784,472	1.6
Dawn Bir (6)	—	*
William Harris (7)	32,571	*
Matthew Pauls (8)	625	*
Andrew Sinclair (9)	2,003,101	3.9
Birgitte Volck (10)	29,135	*
James Mackaness (11)	156,343	*
Patricia Hirano (12)	66,871	*
Meredith Manning (13)	19,850	*
All current directors and executive officers as a group (11 Persons) (14)	3,227,587	6.4

*	Represents beneficial ownership of less than one percent (1%).
(1)

Based solely on information provided in Schedule 13G/A, filed with the SEC on March 31, 2025 by Vivo Opportunity Fund Holdings, L.P. and Vivo Opportunity, LLC (the Vivo Reporting Persons). The Vivo Reporting Persons reported that Vivo Opportunity Fund Holdings, L.P. beneficially owns and has sole dispositive power with respect to 4,458,294 shares of our common stock and Vivo Opportunity, LLC beneficially owns and has sole dispositive power with respect to 4,458,294 shares of our common stock. Vivo Opportunity, LLC is the general partner of Vivo Opportunity Fund Holdings, L.P., and may be deemed to beneficially own the shares of Common Stock held directly by Vivo Opportunity Fund Holdings, L.P. The principal business address for the Vivo Reporting Persons is 192 Lytton Avenue, Palo Alto, CA 94301.
(2)

Based solely on information provided in Amendment No. 4 to Schedule 13G/A, filed with the SEC on February 14, 2025 by Janus Henderson Group plc (the Janus Henderson Reporting Persons). The Janus Henderson Reporting Persons reported that Janus Henderson Group plc beneficially owns and has shared dispositive power with respect to 5,188,265 shares of our common stock. Janus Henderson has a 100% ownership stake in Janus Henderson Investors U.S. LLC (JHIUS), which is an investment adviser registered or authorized in its relevant jurisdiction and each furnishing investment advice to various fund, individual and/or institutional clients, including the Janus Henderson Reporting Persons (collectively referred to herein as Managed Portfolios). As a result of its role as investment adviser or sub-adviser to the Managed Portfolios, JHIUS may be deemed the beneficial owner of the shares held by the Managed Portfolios. The principal business address for the Janus Henderson Reporting Persons is 201 Bishopsgate, EC2M 3AE, United Kingdom.

(3)

Based solely on information provided in Amendment No. 7 to Schedule 13G/A, filed with the SEC on February 14, 2025 by Nantahala Capital Management, LLC (Nantahala Capital), Wilmot B. Harkey and Daniel Mack (Nantahala Capital, together with Mr. Harkey and Mr. Mack, the Nantahala Reporting Persons). The Nantahala Reporting Persons reported that Nantahala Capital beneficially owns and has shared dispositive power with respect to 4,349,435shares of our common stock, Mr. Harkey beneficially owns and has shared dispositive power with respect to 4,349,435 shares of our common stock and Mr. Mack beneficially owns and has shared dispositive power with respect to 4,349,435 shares of our common stock. The 4,349,435 Shares includes 420,469 Shares which may be acquired by the Nantahala Reporting Persons within sixty days through the exercise of warrants. The principal business address for the Nantahala Reporting Persons is 130 Main St, 2nd Floor, New Canaan, CT 06840.

(4)

Based solely on information provided in Amendment No. 3 to Schedule 13G/A, filed with the SEC on February 12, 2025 by Adage Capital Management, LP, Robert Atchinson and Phillip Gross (the Adage Reporting Persons). The Adage Reporting Persons reported that Adage Capital Management, LP beneficially owns and has shared dispositive power with respect to 2,775,976 shares of our common stock, Mr. Atchinson beneficially owns and has shared dispositive power with respect to 2,775,976 shares of our common stock and Mr. Gross beneficially owns and has shared dispositive power with respect to 2,775,976 shares of our common stock. The principal business address for the Adage Reporting Persons is 200 Clarendon Street, 52nd Floor, Boston, Massachusetts 02116.

(5)

Represents 784,472 shares of common stock held by Dr. Bhatnagar, consisting of (i) 523,178 outstanding shares of common stock and (ii) 261,294 shares of common stock subject to outstanding options that are vested and exercisable within sixty days of April 1, 2025.

(6)	Ms. Bir joined the Board in August 2024.
(7)

Represents 32,571 shares of common stock held by Mr. Harris, consisting of (i) 8,901 outstanding shares of common stock and (ii) 23,670 shares of common stock subject to outstanding options that are vested and exercisable within sixty days of April 1, 2025.

(8)	Represents 625 shares of common stock subject to outstanding options held by Mr. Pauls that are vested and exercisable within sixty days of April 1, 2025.
(9)

Based solely on information provided in Amendment No. 12 to Schedule 13D/A, filed with the SEC on October 21, 2024 by The Carlyle Group Inc., Carlyle Holdings I GP Inc., Carlyle Holdings I GP Sub L.L.C., Carlyle Holdings I L.P., CG Subsidiary Holdings L.L.C., TC Group, L.L.C., Carlyle Investment Management L.L.C., Carlyle Genesis UK LLC, Abingworth LLP (Abingworth), Abingworth Bioventures VII LP (Abingworth Bioventures, together with Abingworth, the Carlyle Group Inc., Carlyle Holdings I GP Inc., Carlyle Holdings I GP Sub L.L.C., Carlyle Holdings I L.P., CG Subsidiary Holdings L.L.C., TC Group, L.L.C., Carlyle Investment Management L.L.C., and Carlyle Genesis UK LLC, the Carlyle Reporting Persons). The Carlyle Reporting Persons beneficially own and have shared dispositive power with respect to 2,893,615 shares of our common stock, of which (i) 725,881 shares of our common stock are held by Abingworth Bioventures, (ii) 1,247,807sh ares of common stock are issuable upon exercise of warrants held by Abingworth Bioventures, and (iii) 6,500 shares of outstanding common stock and 22,913 shares of common stock subject to outstanding options held by Dr. Sinclair that are vested and exercisable within sixty days of April 1, 2024. On August 1, 2022, entities affiliated with The Carlyle Group Inc. acquired Abingworth LLP (the Acquisition). Following the Acquisition, Carlyle Genesis UK LLC became the principal member of Abingworth LLP, and as such, may be deemed to beneficially own all securities beneficially owned by Abingworth LLP. Under an agreement between Dr. Sinclair and Abingworth, Dr. Sinclair is deemed to hold the option and any common stock issuable upon exercise of the option for the benefit of Abingworth Bioventures. Dr. Sinclair is a Partner and Portfolio Manager of Abingworth and has shared voting power over the shares of common stock beneficially owned by Abingworth. The address of each of Abingworth and Abingworth Bioventures VII LP is 38 Jermyn Street, London, SW1Y 6DN, England, United Kingdom. The address of each of the other Carlyle Reporting Persons is c/o The Carlyle Group, 1001 Pennsylvania Ave. NW, Suite 220 South, Washington, DC 20004-2505.
(10)

Represents 29,135 shares of common stock held by Dr. Volck, consisting of (i) 7,045 outstanding shares of common stock and (ii) 22,090 shares of common stock subject to outstanding options that are vested and exercisable within sixty days of April 1, 2025.

(11)

Represents 156,343 shares of common stock held by Mr. Mackaness, consisting of (i) 90,677 outstanding shares of common stock and (ii) 65,666 shares of common stock subject to outstanding options that are vested and exercisable within sixty days of April 1, 2025.

(12)

Represents 66,871 shares of common stock held by Ms. Hirano, consisting of (i) 10,638 outstanding shares of common stock, (ii) 1,333 shares of common stock issuable upon the exercise of warrants to purchase our common stock, and (iii) 54,899 shares of common stock subject to outstanding options that are vested and exercisable within sixty days of April 1, 2025.

(13)

Represents 19,850 shares of common stock held by Ms. Manning, consisting of (i) 11,751 outstanding shares of common stock and (ii) 8,099 shares of common stock subject to outstanding options that are vested and exercisable within sixty days of April 1, 2025.

(14)

Represents 3,227,587 shares of common stock, consisting of (i) 1,412,732 outstanding shares of common stock, (ii) 1,249,140 shares of common stock issuable upon the exercise of warrants to purchase our common stock, and (iii) 565,715 shares of common stock subject to outstanding options that are vested and exercisable within sixty days of April 1, 2025.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We describe below transactions and series of similar transactions that we were or will be a party to in which (i) an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our Common Stock or any member of the immediate family of any of the foregoing persons is a party and (ii) the amount involved exceeds $120,000.

Other than as described below, there has not been, nor is there any currently proposed, transactions or series of similar transactions to which we have been or will be a party.

Equity Awards to Executive Officers and Directors

We have granted, and we anticipate we will in the future grant, stock options and other equity awards to our named executive officers, other executive officers and certain of our directors. See the sections entitled “Board of Directors and Corporate Governance - Non-Employee Director Compensation” and “Executive Compensation.”

Indemnification Agreements

We have also entered into indemnification agreements with our directors and certain of our executive officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

Employment Agreements

We have entered into employment agreements with certain of our executive officers related to their hiring or separation. See the section titled “Executive Compensation - Employment Agreements.”

Policies and Procedures for Related Party Transactions

We have adopted a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our Common Stock and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the prior consent of our audit committee. Any request for the Company to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our Common Stock or any member of the immediate family of any of the foregoing persons in which the amount involved exceeds $120,000 and such person would have a direct or indirect interest must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee is to consider the material facts of the transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10 percent of our Common Stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10 percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received and written representations of our executive officers, directors and 10% stockholders, we believe that during our fiscal year ended December 31, 2024, all Section 16(a) filing requirements were satisfied on a timely basis, with the exception of the following reports.

Name / Report	Transaction Date	Filing Date
Raymond Urbanski Form 4	August 13, 2024	August 23, 2024

Available Information

Our financial statements for our fiscal year ended December 31, 2024 are included in our Annual Report on Form 10-K. This proxy statement and our Annual Report on Form 10-K are posted on the Investor Relations section of our website at www.soleno.life and are available from the SEC at its website at www.sec.gov.

Incorporation by Reference

We are incorporating by reference specified documents that we file with the SEC, which means that incorporated documents are considered part of this proxy statement. Our financial statements and other information required by Item 13(a) are incorporated by reference to our Annual Report on Form 10-K filed with the SEC on February 28, 2025.

Company Website

We maintain a website at www.soleno.life. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.

* * *

The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named on the enclosed proxy card will have discretion to vote the shares of Common Stock they represent in accordance with their own judgment on such matters.

It is important that your shares of Common Stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote over the Internet or by telephone as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

Redwood City, California

April 22, 2025

ANNUAL MEETING OF STOCKHOLDERS OF

SOLENO THERAPEUTICS, INC.

June 5, 2025

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-201-299-4446 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

VIRTUALLY AT THE MEETING - You may vote your shares by attending the virtual Annual Meeting and be sure to have your control number available.

COMPANY NUMBER
ACCOUNT NUMBER

INTERNET AVAILABILITY OF PROXY MATERIALS: The proxy statement and proxy card are available at http://www.astproxyportal.com/ast/26959
i Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. i

∎ 20230000000000001000 9	060525

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” THE DIRECTOR NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. To elect two Class II directors to each serve until the 2028 Annual Meeting of stockholders or until his successor is duly elected and qualified;			2. To ratify the appointment of CBIZ CPAs P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2025.	FOR ☐	AGAINST ☐	ABSTAIN ☐
☐ FOR THE NOMINEES	NOMINEES: Anish Bhatnagar, M.D.
William G. Harris
☐ WITHHOLD AUTHORITY FOR THE NOMINEES			3. Transact any other business as may properly come before the meeting or any postponement or adjournment thereof.
☐ FOR ALL EXCEPT (See instructions below)

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” THE DIRECTOR NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSAL 2.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

MARK “X” HERE IF YOU PLAN TO ATTEND THE VIRTUAL MEETING. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

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Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: ∎

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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SOLENO THERAPEUTICS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS OF SOLENO THERAPEUTICS, INC.

The undersigned hereby appoints James Mackaness and Jesse Schumaker, or either of them as proxies and attorneys-in-fact of the undersigned, with the power of substitution, and hereby authorizes them to represent and vote all shares of common stock of Soleno Therapeutics, Inc. (the “Company”) standing in the name of the undersigned on April 15, 2025, with all powers which the undersigned would possess if present at the 2025 Annual Meeting of Stockholders of the Company to be held on June 5, 2025 or at any adjournment or postponement thereof.

Virtual Meeting will be at 8:00 a.m. Pacific Time on Thursday, June 5, 2025.

https://web.lumiconnect.com/292724912

Passcode: soleno2025
(Continued and to be signed on the reverse side)

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